Exhibit 99(b)

Note Deed Poll

Dated 2 May 2007

in relation to the A$10,000,000,000 Australian Debt Issuance Programme of Wachovia Corporation (incorporated pursuant to the laws of North Carolina, in the United States of America) and Wachovia Bank, National Association (a National Banking Association organised pursuant to the laws of the United States of America) (each an “Issuer” and together, the “Issuers”).

The Notes have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state in the United States. The Notes may not be offered or sold at any time within the United States or to, or for the account of or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), unless such Notes are registered under the Securities Act or an exemption from the registration requirements thereof is available.

Wachovia Bank, National Association is a United States bank. Neither Issuer is a bank which is authorised under the Banking Act 1959 of Australia and neither Issuer is a registered bank in New Zealand pursuant to the Reserve Bank of New Zealand Act 1989. The Notes are not the obligation of any government and, in particular, are not guaranteed by the Commonwealth of Australia or any other person or governmental agency or instrumentality of any jurisdiction. The obligations evidenced by Subordinated Notes issued by Wachovia Bank, National Association are obligations of Wachovia Bank, National Association and are subordinated to claims of depositors and general creditors of Wachovia Bank, National Association, are ineligible as collateral for loans by Wachovia Bank, National Association and are not secured. The Notes will not be deposits and will not be insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency,

Mallesons Stephen Jaques

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.mallesons.com

KMA:PJH:DMA

Note Deed Poll

Contents

Details		1

General terms		2

1	Interpretation	2

1.1	Definitions	2
1.2	Incorporation of defined terms	3
1.3	References to general terms	3
1.4	Headings	4

2	The Notes	4

2.1	Creation of Notes	4
2.2	Undertaking to pay	4
2.3	Appointment of Registrar	4

3	Rights and obligations of Holders	4

3.1	Benefit and entitlement	4
3.2	Rights independent	4
3.3	Holders bound	5
3.4	Directions to hold Note Deed Poll	5
3.5	Provision of copies to Holders	5

4	Governing law, jurisdiction and service of process	5

4.1	Governing law	5
4.2	Submission to jurisdiction	5
4.3	Serving documents	5
4.4	Appointment of Process Agent	5

Schedule - Meetings Provisions		7

Signing page		18

Annexure		19

i

Note Deed Poll

Details

Parties	Issuers

Issuers	Name	Wachovia Corporation

	Address	1 Wachovia Center 301 South College Street Charlotte North Carolina 28288-0013 United States of America

	Telephone	+ 1 704 374 6565

	Fax	+ 1 704 374 2250

	Attention	James F. Burr

	Name	Wachovia Bank, National Association

	Address	1 Wachovia Center 301 South College Street Charlotte North Carolina 28288-0013 United States of America

	Telephone	+ 1 704 374 6161

	Fax	+ 1 704 374 2250

	Attention	James F. Burr

In favour of	Name	Each person who is from time to time a Holder (as defined below).

Recitals	A The Issuers have established an Australian Debt Issuance Programme (“Programme”) for the issuance, from time to time, of Notes.

B Notes will be issued in uncertificated registered form by inscription in the Register and the Issuers of Notes wish to constitute Notes under this deed poll.

Date of agreement	2 May 2007

1

Note Deed Poll

General terms

1	Interpretation

1.1	Definitions

In this deed poll, unless the contrary intention appears:

Australian Domestic Note means an Australian Domestic MTN or Australian Domestic STN.

Conditions means, in relation to a Note, the terms and conditions applicable to such Note as set out in the Information Memorandum (a copy of which are also annexed to this deed), as amended, supplemented, modified or replaced by the Supplement applicable to such Note.

Holder means, in respect of a Note, the person whose name is entered in the Register as the holder of that Note.

Information Memorandum means, in respect of a Note, the information memorandum, disclosure document (as defined in the Corporations Act) or other offering document referred to in the applicable Supplement.

Issuer means, in respect of a Note, the issuer of that Note, being either Wachovia Corporation or Wachovia Bank, National Association and a reference to “Issuer” is a reference to each of them individually unless specified otherwise.

New Zealand Domestic Note means a New Zealand Domestic MTN or New Zealand Domestic STN.

Notes means each STN, MTN and such other form of bond, note, security debt instrument or debt obligation specified in a Supplement and issued or to be issued by on Issuer which is constituted by, and owing under, this deed poll. References to any particular type of “Note” or “Notes” shall be read and construed accordingly. All references to Notes must be, unless the context otherwise requires, be read and construed as references to the Notes of a particular Series.

Process Agent means Allens Arthur Robinson Corporate Pty Limited (ABN 50 001 314 512).

Register means a register, including any branch register, of Holders established and maintained by or on behalf of the Issuer.

Registrar means, such person appointed by the Issuer to establish and maintain the Register by or on behalf of the Issuer from time to time.

Supplement means, in respect of a Tranche of Notes, the pricing or other supplement prepared and issued in relation to such Notes and which has been confirmed by the relevant Issuer.

2

1.2	Incorporation of defined terms

Terms which are defined (or given a particular meaning) in the Conditions applicable to a Note have the same meaning when used in this deed poll unless the same term is used in this deed poll, in which case the definition in this deed poll prevails.

1.3	References to general terms

In this deed poll, unless the contrary intention appears:

(a)	a “law” includes common law, principles of equity and any law made by any parliament or other applicable government body or other applicable governmental body (and a law made by a parliament or other applicable government body or other applicable governmental body includes any regulation or other instrument under it, and any consolidation, amendment, re-enactment or replacement of it);

(b)	a “directive” includes a treaty, official directive, request, regulation, guideline or policy (whether or not in any such case having the force of law) with which responsible participants in the relevant market generally comply;

(c)	the singular includes the plural and vice versa;

(d)	the word “person” includes an individual, a firm, body corporate, an unincorporated association, a limited liability company, a joint-stock company or, a partnership, a joint venture, a trust (including a business trust), an authority or any other entity;

(e)	a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

(f)	a group of persons is a reference to any two or more of them jointly and to each of them individually;

(g)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(h)	a reference to any thing (including, without limitation, any amount) is a reference to the whole and each part of it;

(i)	a document (including this deed poll or the Information Memorandum) includes any variation or replacement of it;

(j)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(k)	a reference to an accounting term is to be interpreted in accordance with generally accepted principles in the United States applicable at the time;

3

(l)	a reference to time is a reference to Sydney time; and

(m)	a reference to the Corporations Act is a reference to the Corporations Act 2001 of Australia.

1.4	Headings

Headings are inserted for convenience and do not affect the interpretation of this deed poll.

2	The Notes

2.1	Creation of Notes

The obligations of the Issuer under the Notes are constituted by, and owing under, this deed poll.

2.2	Undertaking to pay

The Issuer unconditionally and irrevocably undertakes with each Holder:

(a)	to pay, in respect of each Note held by that Holder, the principal, any interest and any other amounts payable on the Note in accordance with the Conditions of that Note; and

(b)	otherwise to comply with the Conditions of that Note.

2.3	Appointment of Registrar

Each Issuer agrees to appoint a registrar as Registrar for each Series of Notes and to procure that such Registrar establishes and maintains a principal Register:

(a)	for each Series of Australian Domestic Notes, in New South Wales; and

(b)	for each Series of New Zealand Domestic Notes, in Auckland,

or in either case such other place as the Issuer and the relevant Registrar may agree.

3	Rights and obligations of Holders

3.1	Benefit and entitlement

This deed poll is executed as a deed poll. Accordingly, each Holder has the benefit of, and is entitled to enforce, this deed poll even though it is not a party to, or is not in existence at the time of execution and delivery of, this deed poll.

3.2	Rights independent

Each Holder may enforce its rights under this deed poll independently from the relevant Registrar and each other Holder.

4

3.3	Holders bound

Each Holder, and any person claiming through or under a Holder, is bound by this deed poll. The Notes will be issued subject to and on the basis that each Holder is deemed to have notice of, and be bound by, all the provisions of this deed poll, the Information Memorandum (including any applicable Supplement), the applicable Conditions and the relevant Agency Agreement.

3.4	Directions to hold Note Deed Poll

Each Holder is taken to have irrevocably instructed the Issuer that this deed poll (or a certified copy) is to be delivered to and held by the Australian Registrar in New South Wales (or such other place outside Australia as the Issuer and the Registrar may agree) on its behalf.

3.5	Provision of copies to Holders

Within 14 days of an Issuer receiving a written request from a Holder to do so, such Issuer must ensure that the Registrar provide to that Holder a certified copy of this deed poll if required by such Holder in connection with any legal proceeding, claim or action brought by that Holder in relation to its rights under a Note.

4	Governing law, jurisdiction and service of process

4.1	Governing law

This deed poll is governed by the law in force in New South Wales.

4.2	Submission to jurisdiction

Each Issuer submits and each Holder is taken to have submitted, to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. Each Issuer waives any right it has to object to an action being brought in those courts including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

4.3	Serving documents

Without preventing any other method of service, any document in any action may be served on:

(a)	an Issuer by being delivered to, or left at, the registered office of the Process Agent; or

(b)	a Holder by being delivered or left at the address of the Holder (as shown in the Register at the close of business on the day which is 3 Business Days before the date of the notice or communication).

4.4	Appointment of Process Agent

Each Issuer irrevocably appoints the Process Agent as its process agent to receive any document in an action in connection with this deed.

5

If for any reason the Process Agent ceases to be able to act as process agent for an Issuer, that Issuer must promptly appoint another person in New South Wales as process agent.

Each Issuer agrees that the service of documents on the Process Agent or any other person appointed under this clause will be sufficient service on it.

EXECUTED as a deed poll

6

Note Deed Poll

Schedule - Meetings Provisions

The following are the Meetings Provisions which are applicable to the convening of meetings of the Holders of a series of Notes and the passing of resolutions by them.

1	Interpretation

1.1	Incorporation of other defined terms

Terms which are defined or incorporated in the Note Deed Poll to which these provisions form the schedule have the same meaning when used in these provisions unless the same term is also defined in these provisions, in which case the definition in these provisions prevails. Subject to this, the remaining “Interpretation” provisions of the Conditions apply to these provisions.

1.2	Definitions

These meanings apply unless the contrary intention appears.

Circulating Resolution means a written resolution of Holders made in accordance with paragraph 10 (“Circulating Resolutions”).

Extraordinary Resolution means a resolution:

(a)	passed at a meeting by at least 75% of the votes cast at which the requisite quorum is present as set out in paragraph 5.1 (“Number for a quorum”); or

(b)	made in writing by Holders in accordance with paragraph 10(b) (“Circulating Resolutions”).

Form of Proxy means a notice in writing in the form available from the Registrar.

Ordinary Resolution means a resolution:

(a)	passed at a meeting by at least 50% of the votes cast at which the requisite quorum is present as set out in paragraph 5.1 (“Number for a quorum”); or

(b)	made in writing by Holders in accordance with paragraph 10(a) (“Circulating Resolutions”).

Proxy means a person so appointed under a Form of Proxy.

Notification Date means the date stated in the copies of a Circulating Resolution sent to Holders, which must be no later than the date on which that resolution is first notified to Holders.

7

1.3	Holders at a specified time

The time and date for determining the identity of a Holder who may be counted for the purposes of determining a quorum or attend and vote at a meeting, or sign a Circulating Resolution, is at the close of business in the place where the Register is kept on the date which is seven days before the date of the meeting or, for a Circulating Resolution, the Notification Date.

1.4	Notes held by the Issuer and its Related Entities

In determining whether the provisions relating to quorum, meeting and voting procedures are complied with, any Notes held in the name of the Issuer or any of its Related Entities must be disregarded.

2	Convening a meeting

2.1	Who can convene a meeting?

The Issuer or the Registrar may convene a meeting of Holders of a Series of Notes whenever they think fit. The Registrar must convene a meeting if it is asked to do so in writing by:

(a)	the Issuer; or

(b)	by Holders who alone or together hold Notes representing at least 10% of the outstanding principal amount of Notes of any Series.

However, the Registrar need not convene a meeting unless it is indemnified to its reasonable satisfaction against all costs, charges and expenses incurred in convening the meeting.

2.2	Venue

A meeting may be held at two or more venues using any technology that gives the Holders as a whole a reasonable opportunity to participate.

3	Notice of meeting

3.1	Period of notice

Unless otherwise agreed in writing by each Holder, at least 21 days’ notice of a meeting must be given to:

(a)	each Holder (or in the case of a Note registered as being owned jointly, the person whose name appears first in the Register);

(b)	if the notice is not given by the Registrar, the Registrar; and

(c)	if the notice is not given by the Issuer, the Issuer.

8

3.2	Contents of notice

The notice must:

(a)	specify the date, time and place of the meeting;

(b)	specify the resolutions to be proposed; and

(c)	explain how Holders may appoint Proxies and state that Proxies may be appointed until 48 hours before the meeting but not after that time.

3.3	Effect of failure to give notice

The accidental omission to give notice of a meeting to, or the non-receipt of notice by, any person entitled to receive notice does not invalidate any resolution passed at the meeting.

3.4	Notices to be given in accordance with Conditions

Notice must be given in accordance with the Conditions applicable to such Note.

3.5	Calculation of period of notice

If a notice must be given within a certain period of days, the day on which the notice is given, and the day on which the meeting is to be held, are not to be counted in calculating that period.

Holders who are registered as Holders less than 21 days before a meeting will not receive notice of that meeting.

4	Chairman

4.1	Nomination of chairman

The convenor of the meeting must nominate in writing a person as the chairman of a meeting. The chairman of a meeting may, but need not, be a Holder.

4.2	Absence of chairman

If a meeting is held and:

(a)	a chairman has not been nominated; or

(b)	the person nominated as chairman is not present within 15 minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act,

the Holders or Proxies present may appoint a chairman.

9

4.3	Chairman of adjourned meeting

The chairman of an adjourned meeting need not be the same person as was the chairman of the meeting from which the adjournment took place.

5	Quorum

5.1	Number for a quorum

At any meeting, any one or more Holders present in person or by Proxy form a quorum for the purposes of passing the resolutions shown in the table below only if they alone or together hold (or in the case of Proxies, represent Holders who hold) Notes representing at least the proportion of the outstanding principal amount of the Notes of the relevant Series shown in the table below.

Type of resolution	Required proportion for any meeting except for meeting previously adjourned because of lack of quorum	Required proportion for meeting previously adjourned because of lack of quorum
Extraordinary Resolution	50%	No requirement
Ordinary Resolution	10%	No requirement

In determining how many Holders are present, each individual attending as a Proxy is to be counted, except that:

(a)	where a Holder has appointed more than one Proxy, only one is to be counted; and

(b)	where an individual is attending both as a Holder and as a Proxy, that individual is to be counted only once.

5.2	Requirement for a quorum

An item of business (other than the choosing of a chairman) may not be transacted at a meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairman of the meeting (on the chairman’s own motion or at the request of a Holder or Proxy who is present) declares otherwise.

5.3	If quorum not present

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)	if convened on the requisition of Holders, is dissolved; and

10

(b)	in any other case, is adjourned until a date, time and place the chairman appoints. The date of the adjourned meeting must be no earlier than 14 days, and no later than 42 days after, the date of the meeting from which the adjournment took place.

5.4	If quorum not present at adjourned meeting

If a quorum is not present within 15 minutes after the time appointed for any adjourned meeting, the chairman may dissolve the meeting. If the meeting is not dissolved in accordance with this provision, the chairman may with the consent of (and must if directed by) any Holder adjourn the meeting to a new date, time or place. Only business which might validly (but for the lack of required quorum) have been transacted at the original meeting may be transacted at the adjourned meeting.

6	Adjournment of a meeting

6.1	When a meeting may be adjourned

The chairman of a meeting may with the consent of (and must if directed by) the Holders adjourn any meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and any place.

6.2	Business at adjourned meeting

Only unfinished business is to be transacted at a meeting resumed after an adjournment.

6.3	Notice of adjourned meeting

It is not necessary to give notice of an adjournment unless the meeting is adjourned because of a lack of a quorum. In that case, unless otherwise agreed in writing by each Holder, the convenor of the meeting must give 10 days’ notice of the adjourned meeting to each person entitled to receive notice of a meeting under these provisions. The notice must state the quorum required at the adjourned meeting but need not contain any further information.

7	Voting

7.1	Voting on a show of hands

Every resolution put to a vote at a meeting must be decided on a show of hands unless a poll is properly demanded and the demand is not withdrawn. A declaration by the chairman that a resolution has been carried, or carried by a particular majority, or lost or not carried by any particular majority, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

11

7.2	When is a poll properly demanded

A poll may be demanded by:

(a)	the chairman;

(b)	the Issuer; or

(c)	one or more persons who alone or together hold (or represent Holders who hold) Notes representing at least 2% of the principal amount of the outstanding Notes.

The poll may be demanded before a vote is taken or before or immediately after the voting results on a show of hands are declared.

7.3	Poll

If a poll is properly demanded, it must be taken in the manner and at the date and time directed by the chairman. The result of the poll is a resolution of the meeting at which the poll was demanded. A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately. A demand for a poll may be withdrawn. The demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll was demanded.

7.4	Equality of votes - chairman’s casting vote

If there is an equality of votes either on a show of hands or on a poll, the chairman of the meeting has a casting vote in addition to any votes to which the chairman is entitled as a Holder or Proxy.

7.5	Entitlement to vote

A Holder (or, in the case of a Note registered as being owned jointly, the person whose name appears first in the Register) may be present and vote in person at any meeting in respect of the Note or be represented by Proxy.

Subject to paragraph 7.1 and this paragraph 7.5, at any meeting:

(a)	on a show of hands, each Holder present in person and each other person present as a Proxy has one vote; and

(b)	on a poll each Holder or Proxy present has one vote in respect of each principal amount equal to the Denomination of the Note of the Series in respect of which the meeting is being held of Note which are registered in that person’s name or in respect of which that person is a Proxy.

Without affecting the obligations of the Proxies named in any Form of Proxy, any person entitled to more than one vote need not use all votes (or cast all the votes) to which it is entitled in the same way.

12

7.6	Entitlement to attend

The Issuer, the Registrar, the Holders (including their respective representatives and proxies) and their respective financial and legal advisers may attend and speak at any meeting.

7.7	Objections to right to vote

A challenge to a right to vote at a meeting of Holders:

(a)	may only be made at the meeting; and

(b)	must be determined by the chairman, whose decision is final.

8	Proxies

8.1	Appointment of proxy

A Holder may by a Form of Proxy:

(a)	in the case of an individual, signed by the Holder;

(b)	in the case of a person organised within the Commonwealth of Australia, executed under its common seal, executed in accordance with Section 127(1) of the Corporations Act or signed on its behalf by its duly appointed attorney or a person authorised under section 250D of the Corporations Act to act as the corporation’s representative at the Meeting; or

(c)	in the case of a person incorporated or organised outside the Commonwealth of Australia, duly executed in accordance with all applicable laws,

appoint a Proxy to attend and act on that Holder’s behalf in connection with any Meeting or proposed meeting of the Holders.

8.2	Validity of Forms of Proxy

Forms of Proxy are valid for so long as the Notes to which they relate are registered in the name of the appointor but not otherwise.

8.3	Who may be a Proxy?

A Proxy:

(a)	need not be a Holder; and

(b)	may be an attorney, officer, employee, contractor, agent, representative of, or otherwise connected with, the Issuer.

8.4	Form of Proxy must be lodged with Registrar

A Form of Proxy will not be treated as valid unless it is (together with any power of attorney or other authority under which it is signed, or a copy of that power or authority certified in the manner as the Registrar may

13

require) received by the Registrar (or a person appointed to act on behalf of the Registrar as specified in the notice of meeting) at the office specified in the notice of meeting no later than 48 hours before the meeting at which the Form of Proxy is to be used.

8.5	Revocation and amendment

Any vote given in accordance with the terms of a Form of Proxy is valid even if, before the Proxy votes, the relevant Holder:

(a)	revokes or amends the Form of Proxy or any instructions in relation to it; or

(b)	transfers the Notes in respect of which the proxy was given,

unless notice of that revocation, amendment or transfer is received from the Holder who signed that Form of Proxy by the Issuer (or a person appointed to act on behalf of the Issuer specified in the notice of meeting) at the office specified in the notice of meeting no later than 24 hours before the meeting at which the Form of Proxy is used.

9	Single Holder

If there is only one Holder, that Holder may pass a resolution by recording it and signing the record.

10	Circulating Resolutions

The Holders may without a meeting being held:

(a)	pass an Ordinary Resolution, if within one month after the Notification Date, Holders representing more than 50% of the principal amount of outstanding Notes as at the Notification Date sign a document stating that they are in favour of the resolution set out in the document; or

(b)	pass an Extraordinary Resolution, if within one month after the Notification Date, Holders representing at least 75% of the principal amount of outstanding Notes as at the Notification Date sign a document containing a statement that they are in favour of the resolution set out in the document.

Separate copies of a document may be used for signing by Holders if the wording of the resolution and statement is identical in each copy. The resolution is passed when the last Holder signs it. The accidental omission to give a copy of a Circulating Resolution to, or the non-receipt of a copy by, any Holder does not invalidate the Circulating Resolution.

14

11	Matters requiring an Extraordinary Resolution

The following matters require an Extraordinary Resolution of Holders:

(a)	modification of the Maturity Date (if any) of the Notes or reduction or cancellation of the nominal amount payable at maturity;

(b)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes;

(c)	reduction of any Minimum Rate of Interest and/or Maximum Rate of Interest specified in the applicable Supplement

(d)	modification of the currency in which payments under the Notes are to be made; or

(e)	modification of the majority required to pass an Extraordinary Resolution or to otherwise take certain actions.

12	Matters requiring an Ordinary Resolution

The Holders have the power exercisable by Ordinary Resolution to do anything for which an Extraordinary Resolution is not required.

13	Effect and notice of resolution

13.1	Resolutions are binding

A resolution passed at a meeting duly convened and held (or by a Circulating Resolution duly sent and signed) in accordance with these provisions is binding on all Holders, whether or not they were present, or voted, at the meeting (or signed the Circulating Resolution).

13.2	Notice of resolutions

The Issuer must give notice to the Holders and the Registrar of the result of the voting on a resolution within 14 days of the result being known. However, a failure to do so does not invalidate the resolution.

14	Minutes

14.1	Minute books

The Registrar (failing which the Issuer) must keep minute books in which it records:

(a)	proceedings and resolutions of meetings; and

(b)	Circulating Resolutions.

15

14.2	Minutes and Circulating Resolutions must be signed

The Registrar (failing which the Issuer) must ensure that:

(a)	minutes of a meeting are signed by the chairman of the meeting or by the chairman of the next meeting; and

(b)	Circulating Resolutions are signed by a director or secretary of the Registrar or the Issuer (as the case may be).

14.3	Minutes and Circulating Resolutions conclusive

A minute or Circulating Resolution that is recorded and signed in accordance with these provisions is, unless the contrary is proved, conclusive evidence:

(a)	of the matters contained in it;

(b)	that the meeting has been duly convened and held (or copies of the proposed Circulating Resolution have been duly sent and signed); and

(c)	that all resolutions have been duly passed.

15	Further procedures

The Issuer may prescribe further regulations for the holding of, attendance and voting at meetings as are necessary or desirable and do not adversely affect the interests of the Holders.

16	Notes of more than one Series

16.1	Application

This paragraph 16 applies whenever there are outstanding Notes which do not form a single Series.

16.2	Resolutions affecting one Series

A resolution which affects one Series of Notes only is taken to have been duly passed if passed at a meeting, or by a Circulating Resolution, of the Holders of that Series.

16.3	Resolutions affecting more than one Series

(a)	A resolution which affects more than one Series of Notes but does not give rise to a conflict of interest between the Holders of any of the Series so affected is taken to have been duly passed if passed at a single meeting, or by a Circulating Resolution, of the Holders of all Series so affected.

(b)	A resolution which affects more than one Series of Notes and gives or may give rise to a conflict of interest between the Holders of any of the Series so affected is taken to have been duly passed if passed at separate meetings, or by separate Circulating Resolutions, of the Holders of each Series so affected.

16

16.4	Legal opinions

The Issuer may rely on, and the Holders are bound by, a legal opinion from independent legal advisers of recognised standing in Australia to the effect that a resolution:

(a)	affects one Series only; or

(b)	if it affects more than one Series of Notes, does not give rise to a conflict of interest, for the purposes of determining the meeting or meetings which need to be held for the purposes of this paragraph 16

16.5	References to certain terms

Unless the contrary intention appears, a reference in these provisions to:

(a)	a meeting is to a meeting of Holders of a single Series of Notes and references to “Notes” and to “Holders” are to the Notes of the Series in respect of which a meeting has been, or is to be, called and to the Holders of those Notes, respectively;

(b)	a Circulating Resolution of Holders is to a Circulating Resolution of Holders of a single Series of Notes and references to “Notes” and to “Holders” are to the Notes of the Series in respect of which a Circulating Resolution has been, or is to be, passed and to the Holders of those Notes respectively; and

(c)	the Registrar is to the Registrars of each of the relevant Series of Notes acting jointly.

17

Note Deed Poll

Signing page

DATED: 2 May 2007

Issuers

WACHOVIA CORPORATION

By:
Name:	Kim Zweier
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:	Kevin Lunny
Title:	Senior Vice President

18

Note Deed Poll

Annexure

This annexure sets out a copy of the MTN Conditions and the STN Conditions which are set out in the Information Memorandum. To the extent of any inconsistency between the Conditions set out in this annexure and the Conditions set out in the Information Memorandum, the Information Memorandum shall prevail to the extent of that inconsistency.

Part A - MTN Conditions

The following are the MTN Conditions which, as supplemented, amended, modified or replaced in relation to any MTN by any relevant Supplement, apply to each Series of MTNs issued by an Issuer constituted by the Note Deed Poll described below. References below to the “Supplement” are references to any Supplement applicable to the relevant Tranche of MTNs but do not limit the provisions which may be supplemented, amended, modified or replaced by a relevant Supplement in relation to that particular Series or Tranche of MTNs. References in these MTN Conditions to the “Issuer” are to the Issuer of those MTNs specified in the relevant Supplement, being either Wachovia Corporation or Wachovia Bank, National Association.

Each Holder and any person claiming through or under a Holder is deemed to have notice of, and is bound by, these Conditions, the Note Deed Poll, the Information Memorandum, the applicable Agency Agreement and any applicable Supplement.

Copies of the above documents (to the extent they relate to a Tranche of MTNs) will be available for inspection by Holders of any MTN of such Tranche during normal business hours at the respective offices of each Issuer and the Registrar.

Definitions and interpretation provisions are set out in Condition 1 (“Interpretation”). All capitalised terms that are not defined in these MTN Conditions will have the meanings given to them in the applicable Supplement. References in these conditions to “MTNs” are to the MTNs of one specific Series only, not to all MTNs that may be issued under the Programme.

Part 1 Introduction

1	Interpretation

1.1	Definitions

In these Conditions the following expressions have the following meanings:

Additional Amount means an additional amount payable by the Issuer under Condition 13 (“Taxation”).

Agency Agreement means:

(a)	the Australian Registry Services Agreement;

(b)	the New Zealand Registry Services Agreement; or

19

(c)	any other agency agreement entered into by the Issuer in relation to an issue of MTNs.

Agent means:

(a)	in the case of an issue of Australian Domestic MTNs, the Australian Registrar;

(b)	in the case of an issue of New Zealand Domestic MTNs, the New Zealand Registrar;

(c)	the Paying Agent;

(d)	the Calculation Agent; and

(e)	such other person appointed by an Issuer in relation to any MTNs from time to time.

Amortised Face Amount means, in relation to an MTN, an amount equal to the sum of:

(a)	the issue price specified in the Supplement; and

(b)	the amount resulting from the application of the amortisation yield specified in the Supplement (compounded annually) to the issue price (as specified in the Supplement) from (and including) the Issue Date specified in the Supplement to (but excluding) the date fixed for redemption or (as the case may be) the date the MTN becomes due and repayable.

If the calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year must be made on the basis of the Day Count Fraction specified in the Supplement.

Austraclear means Austraclear Limited (ABN 94 002 060 773).

Austraclear New Zealand Regulations means the regulations known as the “Austraclear New Zealand System Rules” established by the Reserve Bank of New Zealand to govern the use of the Austraclear New Zealand System.

Austraclear New Zealand System means the system operated by the Reserve Bank of New Zealand in New Zealand for holding securities and electronic recording and settling of transactions in those securities between members of that system.

Austraclear Regulations means the rules, regulations and operating procedures established by Austraclear to govern the use of the Austraclear System.

Austraclear System means the system operated by Austraclear in Australia for holding securities and electronic recording and settling of transactions in those securities between members of the system.

Australian Domestic MTN means an MTN issued in the Australian domestic markets and specified as such in the applicable Supplement.

20

Australian Registrar means, in relation to Australian Domestic MTNs, BTA Institutional Services Australia Limited (ABN 48 002 916 396) or such other person appointed by the Issuer pursuant to the Australian Registry Services Agreement to maintain a Register in relation to Australian Domestic MTNs and perform such payment and other duties as specified in that agreement.

Australian Registry Services Agreement means the agreement entitled “Agency and Registry Agreement” and dated on or about 2 May 2007 between the Issuer and the Australian Registrar.

Australian Tax Act means the Income Tax Assessment Act 1936 of Australia and, where applicable, the Income Tax Assessment Act 1997 of Australia.

Business Day means a day on which banks are open for general banking business in Charlotte, North Carolina, and:

(a)	for Australian Domestic MTNs, Sydney, Australia; and

(b)	for New Zealand Domestic MTNs, Auckland and Wellington, New Zealand,

and in each (if any) Relevant Financial Centre specified in the Supplement (not being a Saturday, Sunday or public holiday in that place) and, if an MTN is to be issued or paid on that day, a day on which each Clearing System is operating.

Business Day Convention means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following conventions, where specified in the Supplement in relation to any date applicable to any MTN, have the following meanings:

(a)	“Floating Rate Convention” means that the date is postponed to the next following day which is a Business Day unless that day falls in the next calendar month, in which event:

(i)	that date is brought forward to the first preceding day that is a Business Day; and

(ii)	each subsequent Interest Payment Date is the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the Supplement after the preceding applicable Interest Payment Date occurred;

(b)	“Following Business Day Convention” means that the date is postponed to the first following day that is a Business Day;

(c)	“Modified Following Business Day Convention or Modified Business Day Convention” means that the date is postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date is brought forward to the first preceding day that is a Business Day;

(d)	“Preceding Business Day Convention” means that the date is brought forward to the first preceding day that is a Business Day; and

21

(e)	“No Adjustment” means that the relevant date must not be adjusted in accordance with any Business Day Convention.

If no convention is specified in the Supplement, the Following Business Day Convention applies. Different conventions may be specified in relation to, or apply to, different dates.

Calculation Agent means the Registrar or any other person specified in the Supplement as the party responsible for calculating the Interest Rate and other amounts required to be calculated under these Conditions.

Clearing System means:

(a)	the Austraclear System;

(b)	the Austraclear New Zealand System; or

(c)	any other clearing system specified in the Supplement.

Corporations Act means the Corporations Act 2001 of Australia.

Custodian means New Zealand Central Securities Depositary Limited or any other entity appointed from time to time by the Operator, under the Austraclear New Zealand Regulations, as custodian trustee to hold securities on the Austraclear New Zealand System.

Day Count Fraction means, in respect of the calculation of interest for any period of time (“Calculation Period”), the day count fraction specified in the Supplement and:

(a)	if “Actual/Actual (ICMA)” is so specified, means:

(i)	where the Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods normally ending in any year; and

(ii)	where the Calculation Period is longer than one Regular Period, the sum of:

(A)	the actual number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(B)	the actual number of days in such Calculation Period falling in the next Regular Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods normally ending in any year;

22

(b)	if “Actual/365” or “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of:

(i)	the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366; and

(ii)	the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(c)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;

(d)	if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;

(e)	if “30/360” is so specified, means the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months unless:

(i)	the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day is not considered to be shortened to a 30-day month; or

(ii)	the last day of the Calculation Period is the last day of the month of February, in which case the month of February is not considered to be lengthened to a 30-day month);

(f)	if “30E/360” or “Eurobond Basis” is so specified, means the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February is not considered to be lengthened to a 30-day month);

(g)	if “RBA Bond Basis” or “Australian Bond Basis” is so specified, means one divided by the number of Interest Payment Dates in a year; and

(h)	any other day count fraction specified in the Supplement.

Denomination means A$10,000 (in the case of an Australian Domestic MTN), NZ$10,000 (in the case of a New Zealand Domestic MTN) or such other notional face value of an MTN as specified in the Supplement.

Event of Default means an event so described in Condition 15 (“Events of Default”).

Existing Subordinated Indebtedness means, unless otherwise specified in the Supplement, the obligations of Wachovia Corporation under securities issued under the Indenture dated as of 15 March 1986, between Wachovia Corporation and Irving Trust Company (now the Bank of New York), as trustee, prior to 15 November 1992.

23

Extraordinary Resolution has the meaning given in the Meetings Provisions.

Fixed Rate MTN means an MTN on which interest is calculated at a fixed rate payable in arrears on a fixed date or fixed dates in each year and on redemption or on any other dates as specified in the Supplement.

Floating Rate MTN means an MTN on which interest is calculated at a floating rate payable 1, 2, 3, 6, or 12 monthly or in respect of any other period or on any date specified in the Supplement.

Governmental Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity. It also includes a self-regulatory organisation established under statute or a stock exchange.

Holder means, in respect of an MTN, the person whose name is, for the time being, entered in the Register as the holder of that MTN or, where such MTN is owned jointly by one or more persons, the persons whose names appear in a Register as the joint owners of that MTN.

For the avoidance of doubt, where an MTN is held in a Clearing System, references to a Holder include the operator of that system or a nominee for that operator or a common depository for one or more Clearing Systems (in each case acting in accordance with the rules and regulations of the Clearing System or Systems).

Indebtedness for Money Borrowed means any obligation of, or obligation guaranteed by, Wachovia Corporation for repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

Index Linked MTN means an MTN in respect of which the amount payable in respect of interest is calculated by reference to an index, market formula or other market of financial measure or both as specified in the Supplement.

Information Memorandum in respect of an MTN means the information memorandum, or other offering document referred to in the Supplement.

Instalment Amounts has the meaning given in the Supplement.

Instalment MTN means an MTN which is redeemable in one or more instalments, as specified in the Supplement.

Interest Commencement Date means, for an MTN, the Issue Date of the MTN or any other date so specified in the Supplement.

Interest Determination Date has the meaning given in the Supplement.

Interest Payment Date means each date so specified in, or determined in accordance with, the Supplement.

24

Interest Period means each period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date. However:

(a)	the first Interest Period commences on (and includes) the Interest Commencement Date; and

(b)	the final Interest Period ends on (but excludes) the Maturity Date.

Interest Rate means, for an MTN, the interest rate (expressed as a percentage per annum) payable in respect of that MTN specified in the Supplement or calculated or determined in accordance with these Conditions and the Supplement.

ISDA Definitions means the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (as supplemented, amended and updated as at the Issue Date of the first Series or Tranche of the MTNs of the Series).

Issue Date means the date on which an MTN is, or is to be issued, as specified in, or determined in accordance with, the Supplement.

Issuer means, in respect of an MTN, the Issuer of that MTN specified in the relevant Supplement, being either Wachovia Corporation or Wachovia Bank.

Major Subsidiary Bank means any Subsidiary which is a bank the total assets of which equal 25 per cent. or more of the consolidated total assets of Wachovia Corporation and its Subsidiaries. The consolidated total assets of Wachovia Corporation and such Subsidiaries shall be determined as of the date of determination on the basis of the most recent audited consolidated financial statements of Wachovia Corporation and such Subsidiaries prepared in accordance with generally accepted accounting principles in the United States.

Margin means the margin specified in, or determined in accordance with, the Supplement.

Maturity Date means, the date so specified in, or determined in accordance with, the Supplement.

Meetings Provisions means the provisions relating to meetings of Holders set out in the schedule to the Note Deed Poll.

MTN means a medium term debt obligation issued or to be issued by the Issuer which is constituted by, and owing under the Note Deed Poll, the details of which are recorded in, and evidenced by, entry in, the Register.

New Zealand Domestic MTN means an MTN denominated in New Zealand dollars, which may be cleared through the Austraclear New Zealand System and is specified as such in the applicable Supplement.

New Zealand Registrar means, in relation to New Zealand Domestic MTNs, Computershare Investor Services Limited or such other person appointed by the Issuer pursuant to the New Zealand Registry Services Agreement to

25

maintain a Register in relation to New Zealand Domestic MTNs and perform such payment and other duties as specified in that agreement.

New Zealand Registry Services Agreement means the agreement entitled “Registry and Paying Agency Agreement” to be entered into between the Issuer and the New Zealand Registrar.

Note Deed Poll means the deed so entitled “Note Deed Poll” executed by the Issuer and dated 2 May 2007.

OCC means the Office of the Comptroller of the Currency of the United States.

Operator means the Reserve Bank of New Zealand or its successor or replacement from time to time in its capacity as operator of the Austraclear New Zealand System.

Ordinary Resolution has the meaning given in the Meetings Provisions.

Other Financial Obligations means, unless otherwise specified in the Supplement, all obligations to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity options contracts and (iii) in the case of both (i) and (ii) above, similar financial instruments other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated MTNs.

Partly Paid MTN means an MTN in relation to which the initial subscription moneys are payable to the Issuer in two or more instalments.

Paying Agent means, in respect of a Tranche, the person specified in the Supplement as the Paying Agent.

Process Agent means Allens Arthur Robinson Corporate Pty Limited (ABN 50 001 314 512).

Record Date means:

(a)	for Australian Domestic MTNs, the close of business in the place where the Register is maintained on the eighth calendar day before the payment date;

(b)	for New Zealand Domestic MTNs, the close of business in the place where the Register is maintained on the tenth calendar day before the payment date; or

(c)	any other date so specified in the Supplement.

26

Redemption Amount means:

(a)	for an MTN (other than a Zero Coupon MTN or a Structured MTN), the outstanding principal amount as at the date of redemption;

(b)	for a Zero Coupon MTN, the Amortised Face Amount calculated as at the date of redemption; and

(c)	for a Structured MTN, the amount determined by the Calculation Agent in the manner specified in the Supplement,

and also includes any final instalment and any other amount in the nature of a redemption amount specified in, or determined in accordance with, the Supplement or these Conditions.

Reference Banks means the institutions so described in the Supplement or, if none, four major banks selected by the Calculation Agent in the market that is most closely connected with the Reference Rate.

Reference Rate has the meaning given in the Supplement.

Register means any register, including any branch register, of MTNs established and maintained by or on behalf of the Issuer in which is entered the names and addresses of Holders whose MTNs are carried on that register, the amount of MTNs held by each Holder and the Tranche, Series and date of issue and transfer of those MTNs, and any other particulars which the Issuer sees fit.

Registrar means:

(a)	for Australian Domestic MTNs, the Australian Registrar;

(b)	for New Zealand Domestic MTNs, the New Zealand Registrar; and

(c)	any other party expressed to be the registrar in respect of any Tranche of MTNs in an Agency Agreement.

Regular Period means:

(a)	in the case of MTNs where interest is scheduled to be paid only by means of regular payments, each Interest Period;

(b)	in the case of MTNs where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls; and

(c)	in the case of MTNs where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period.

27

Relevant Date has the meaning given in Condition 13 (“Taxation”).

Relevant Financial Centre has the meaning given in the Supplement.

Relevant Screen Page means:

(a)	the page, section or other part of a particular information service (including the Reuters Monitor Money Rates Service) specified as the Relevant Screen Page in the Supplement; or

(b)	any other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate.

Relevant Time has the meaning given in the Supplement.

Security Record:

(a)	for Australian Domestic MTNs, has the meaning given to it in the Austraclear Regulations; and

(b)	for New Zealand Domestic MTNs, has the meaning given to the term “Security Account” in the Austraclear New Zealand Regulations.

Senior Holder means a Holder of a Senior MTN.

Senior Indebtedness of Wachovia Corporation means, unless otherwise specified in the Supplement, the principal of (and premium, if any, on) and interest on:

(a)	all Indebtedness for Money Borrowed of Wachovia Corporation (including indebtedness of others guaranteed by Wachovia Corporation) other than the Subordinated MTNs, whether outstanding on 2 May 2007 or thereafter created, incurred or assumed, except:

(i)	any obligations on account of Existing Subordinated Indebtedness; and

(ii)	such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated MTNs or to rank pari passu with the Subordinated MTNs; and

(b)	any deferrals, renewals or extensions of the foregoing.

Senior MTN means an MTN which represents direct, unconditional, unsubordinated and unsecured obligations of the Issuer as specified in the applicable Supplement.

Series means an issue of MTNs made up of one or more Tranches all of which form a single Series and are issued on the same Conditions except that the Issue Date and Interest Commencement Date may be different in respect of different Tranches of a Series.

28

Specified Office means the office specified in the Information Memorandum or any other address notified to Holders from time to time.

Structured MTN means:

(a)	an Index Linked MTN; or

(b)	an Instalment MTN.

Subordinated Holder means a Holder of a Subordinated MTN.

Subordinated MTN means an MTN which represents direct, unsecured and subordinated obligations of the Issuer as specified in the applicable Supplement.

Subsidiary means a corporation more than 50 per cent. of the outstanding voting stock of which is owned, directly or indirectly, by Wachovia Corporation or by one or more other Subsidiaries, or by Wachovia Corporation and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Supplement means, in respect of a Tranche of MTNs, the pricing or other supplement in relation to such MTNs which may be in the form, or substantially in the form, set out in the Information Memorandum.

Tax Jurisdiction means the United States of America or any political subdivision or any authority thereof or therein having power to tax.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any authority together with any related interest, penalties, fines and expenses in connection with them except if imposed on, or calculated having regard to, the net income of a Holder.

Tranche means an issue of MTNs specified as such in any applicable Supplement issued on the same Issue Date and on the same Conditions.

United States means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

United States Alien means any beneficial owner of an MTN who or which, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, or a foreign estate or trust, in either case not subject to United States federal income tax on a net income basis on income or gain from an MTN, and all of whose beneficiaries are non-U.S. persons; and the term United States means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. An individual present in the United States for 183 or more days in the taxable year in which such individual disposes of their MTN is not a United States Alien.

29

Voting Stock means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Wachovia Bank means Wachovia Bank, National Association of One Wachovia Center, 301 South College Street, Charlotte, North Carolina, 28288-0013, United States of America, a National Banking Association organised pursuant to the laws of the United States of America.

Wachovia Corporation means Wachovia Corporation of One Wachovia Center, 301 South College Street, Charlotte, North Carolina, 28288-0013, United States of America, a company incorporated pursuant to the laws of North Carolina, in the United States of America.

Wholly-owned Subsidiary means any Subsidiary all of whose outstanding Voting Stock (other than directors’ qualifying shares) shall at the time be owned by Wachovia Corporation and/or one or more of its Wholly-owned Subsidiaries.

Zero Coupon MTN means an MTN which does not carry entitlement to periodic payment of interest before the redemption date of the MTN and which is issued at a discount to its principal amount.

1.2	References to certain general terms

Unless the contrary intention appears, a reference in these Conditions to:

(a)	a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)	a document (including these Conditions) includes any variation or replacement of it;

(c)	law means common law, principles of equity and laws made by any parliament or other applicable government body (and laws made by parliament or other applicable government body include and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(d)	a directive means a treaty, an official directive, request, regulation, guideline or policy (whether or not having the force of law) with which responsible participants in the relevant market generally comply;

(e)	Australian dollars or A$ is a reference to the lawful currency of Australia;

(f)	New Zealand dollars or NZ$ is a reference to the lawful currency of New Zealand;

(g)	a time of day is a reference to Sydney time;

30

(h)	the word “person” includes an individual, a firm, a body corporate, an unincorporated association, a limited liability company, a joint-stock company or, a partnership, a joint venture, a trust (including a business trust), an authority or any other entity;

(i)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(j)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(k)	anything (including any amount) is a reference to the whole and each part of it;

(l)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(m)	a reference to an accounting term is to be interpreted in accordance with generally accepted principles in the United States applicable at the time.

1.3	References to particular terms

Unless the contrary intention appears, in these Conditions:

(a)	a reference to the Issuer, the Registrar, the Calculation Agent or another Agent is a reference to the person so specified in the Supplement;

(b)	a reference to the Agency Agreement is a reference to the Agency Agreement applicable to the MTNs of the relevant Series;

(c)	a reference to an MTN is a reference to an MTN of a particular Series issued by the Issuer specified in the Supplement;

(d)	a reference to a Holder is a reference to the holder of MTNs of a particular Series;

(e)	if the MTNs are Zero Coupon MTNs or Structured MTNs which do not bear interest, references to interest are not applicable;

(f)	a reference to a particular date is a reference to that date adjusted in accordance with the applicable Business Day Convention; and

(g)	a reference to a Tranche is a reference to a Tranche of a particular Series.

31

1.4	References to principal and interest

Unless the contrary intention appears, in these Conditions:

(a)	any reference to “principal” is taken to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 13 (“Taxation”), all Instalment Amounts, any premium payable in respect of an MTN, and any other amount in the nature of principal payable in respect of the MTNs under these Conditions;

(b)	the principal amount of an MTN issued at a discount is to be taken as at any time to equal the lesser of:

(i)	its Denomination; and

(ii)	if specified in the Supplement, its Amortised Face Amount at that time;

(c)	the principal amount of an MTN which is to vary by reference to a schedule, or other market or financial measure formula (where such determination has been previously made in accordance with these Conditions) is to be taken as at any time to equal its varied amount;

(d)	the principal amount of a Partly Paid MTN is to be taken to equal its paid up principal amount;

(e)	the principal amount of an Instalment MTN at any time is to be taken to be its Denomination less the total instalments repaid to the extent that such instalments relate to a repayment of principal;

(f)	any reference to “interest” is taken to include all interest payable and all other amounts in the nature of interest payable in respect of the MTNs under these Conditions; and

(g)	any reference to “interest” is taken to include any additional amounts in respect of interest which may be payable under Condition 13 (“Taxation”).

1.5	Number

The singular includes the plural and vice versa.

1.6	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of these Conditions.

1.7	Terms defined in Supplement

Terms which are defined in any applicable Supplement as having a defined meaning have the same meaning when used in these Conditions but if any applicable Supplement gives no meaning or specifies that the definition is “Not Applicable”, then that definition is not applicable to the MTNs.

32

2	Introduction

2.1	Programme

MTNs are issued under a debt issuance programme established by Wachovia Bank and Wachovia Corporation.

2.2	Supplement

MTNs are issued in Series. A Series may comprise one or more Tranches having one or more Issue Dates and on conditions otherwise identical (other than in respect of the first payment of interest). A Tranche may be the subject of a Supplement which specifies the Issue Date and supplements, amends, modifies or replaces these Conditions. If there is any inconsistency between these Conditions and any applicable Supplement, that Supplement prevails.

Copies of any applicable Supplement are available for inspection or on request by a Holder or prospective Holder during normal business hours at the Specified Office of an Issuer or the Registrar.

2.3	Types of MTNs

An MTN may be:

(a)	a Fixed Rate MTN;

(b)	a Floating Rate MTN;

(c)	a Zero Coupon MTN;

(d)	a Structured MTN (being either an Index Linked MTN or an Instalment MTN); or

(e)	a Subordinated MTN,

or a combination of the above (or any other type of debt obligation including a certificate of deposit), as specified in the relevant Supplement.

2.4	Denomination

MTNs are issued in a single Denomination.

2.5	Currency

MTNs are denominated in the currency specified in the relevant Supplement.

2.6	Clearing Systems

MTNs may be held in a Clearing System, in which case the rights of a person holding an interest in the MTNs lodged in the Clearing System are subject to the rules and regulations of the Clearing System.

33

2.7	Issue restrictions and tenor

Unless otherwise specified in any relevant Supplement, MTNs may only be issued if:

(a)	in the case of:

(i)	Australian Domestic MTNs:

(A)	the aggregate consideration payable to the Issuer by the relevant Holder is at least A$500,000; and

(B)	the offer or invitation for the issue of the MTNs does not require disclosure to investors under Part 6D.2 of the Corporations Act; or

(ii)	New Zealand Domestic MTNs:

(A)	the aggregate consideration payable to an Issuer by the relevant Holder is not less than NZ$500,000 (disregarding any amount lent by the offeror, the Issuer or any associated person of the offeror or the Issuer); or

(B)	the New Zealand Domestic MTNs are issued to persons whose principal business is the investment of money or who in the course of and for the purposes of their business, habitually invest money within the meaning of the Securities Act 1978 of New Zealand; and

(b)	the issue complies with all other applicable laws.

Part 2 The MTNs

3	Form

3.1	Constitution under Note Deed Poll

MTNs are debt obligations of the Issuer constituted by, and owing under, the Note Deed Poll.

3.2	Form

MTNs are issued in registered form by entry in the Register.

3.3	No certificates

No certificates will be issued to Holders unless the Issuer determines that certificates should be available or are required by any applicable law.

3.4	Status of Senior MTNs issued by Wachovia Corporation

This Condition 3.4 applies to each MTN specified in a Supplement as a Senior MTN issued by Wachovia Corporation.

Senior MTNs issued by Wachovia Corporation are direct, unconditional, unsubordinated and unsecured obligations of the Wachovia Corporation and rank pari passu among themselves and, save for certain obligations preferred

34

by law, equally with all other unsecured obligations (other than subordinated obligations, if any) of Wachovia Corporation, from time to time outstanding.

3.5	Status of Senior MTNs issued by Wachovia Bank

This Condition 3.5 applies to each MTNs specified in a Supplement as a Senior MTN issued by Wachovia Bank.

Senior MTNs issued by Wachovia Bank are direct, unconditional, unsubordinated and unsecured obligations of the Wachovia Bank and rank pari passu among themselves and (save for certain obligations preferred by law, including, liabilities in respect of deposits with Wachovia Bank) equally with all other unsecured obligations (other than subordinated obligations, if any) of Wachovia Bank, from time to time outstanding.

3.6	Status of Subordinated MTNs issued by Wachovia Corporation

This Condition 3.6 applies to each MTN specified in a Supplement as a Subordinated MTN issued by Wachovia Corporation.

(a)	The indebtedness of Wachovia Corporation evidenced by the Subordinated MTNs issued by it, including the payment of principal, premium, if any, and interest are direct, unconditional, and unsecured obligations of Wachovia Corporation and rank pari passu among themselves and at least equally with all other present or future unsecured subordinated debt obligations of Wachovia Corporation, except any unsecured subordinated debt which may be expressly stated to be subordinated to Subordinated MTNs.

(b)	The Subordinated MTNs are, and each Subordinated Holder agrees by its acceptance thereof that the Subordinated MTNs are, subordinate and junior in right of payment to the Senior Indebtedness of Wachovia Corporation.

(c)	No payment on account of principal or interest on the Subordinated MTNs shall be made by Wachovia Corporation unless full payment of amounts then due for principal, sinking funds, and interest on Senior Indebtedness of Wachovia Corporation has been made or duly provided for in money or money’s worth in accordance with its terms. No payment on account of principal or interest on the Subordinated MTNs shall be made by Wachovia Corporation if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to any Senior Indebtedness of Wachovia Corporation or in any instrument under which the same is outstanding, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, or an event which, with the giving of notice or the passage of time or both, would constitute such event of default, and such event of default shall not have been cured or waived.

(d)	Wachovia Corporation agrees that upon:

(A)	the occurrence of any event of default on Senior Indebtedness which shall not have been cured or waived; or

35

(B)	any payment or distribution of assets of Wachovia Corporation of any kind or character, whether in cash, property or Subordinated MTNs, to creditors upon any dissolution or winding up or total or partial liquidation or reorganisation of Wachovia Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, all principal, sinking fund payments and interest due or to become due upon all Senior Indebtedness of Wachovia Corporation shall first be paid in full, or payment thereof provided for in money or money’s worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Subordinated MTNs due and owing at the time and upon any such dissolution or winding up or liquidation or reorganisation, any payment or distribution of assets of Wachovia Corporation of any kind or character, whether in cash, property or securities (other than securities of Wachovia Corporation or any other person provided for by a plan of reorganisation or readjustment, the payment of which is subordinate, at least to the extent provided in this Condition 3.6 with respect to the Subordinated MTNs, to the payment in full of all Senior Indebtedness, provided the rights of the holders of the Senior Indebtedness of Wachovia Corporation are not altered by such reorganisation or readjustment), to which the Subordinated Holders would, except for the provisions hereof, be entitled, shall be paid by Wachovia Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Subordinated Holders if received by them or it, directly to the holders of Senior Indebtedness of Wachovia Corporation (pro rata to each such holder of Senior Indebtedness of Wachovia Corporation on the basis of the respective amounts of Senior Indebtedness held by such holder or their representatives), to the extent necessary to pay all Senior Indebtedness of Wachovia Corporation in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness of Wachovia Corporation, before any payment or distribution is made to the Subordinated Holders.

(e)

In the event that any payment or distribution of assets of Wachovia Corporation of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness being subordinated to payment of the Subordinated MTNs not permitted by the foregoing, shall be received by any Subordinated Holder before all Senior Indebtedness of Wachovia Corporation is paid in full, or provision is made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness of Wachovia Corporation (pro rata to each such holder of Senior Indebtedness of Wachovia Corporation on the basis of the respective amounts of Senior Indebtedness of Wachovia Corporation held by such holder) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of

36

such Senior Indebtedness of Wachovia Corporation may have been issued, as their respective interests may appear, or to any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such distribution, for application to the payment of all Senior Indebtedness of Wachovia Corporation remaining unpaid to the extent necessary to pay all such Senior Indebtedness of Wachovia Corporation in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of Wachovia Corporation.

(f)	The consolidation of Wachovia Corporation with, or the merger of Wachovia Corporation into, another corporation or the liquidation or dissolution of Wachovia Corporation following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Condition 4.2 (“Consolidation or Merger”) shall not be deemed a dissolution, winding up, liquidation or reorganisation for the purposes of this Condition 3.6 if Wachovia Corporation formed by such consolidation or into which Wachovia Corporation is merged or the person which acquired by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Condition 4.2 (“Consolidation or Merger”).

(g)	Subject to the prior payment in full of all Senior Indebtedness of Wachovia Corporation, the Subordinated Holders shall be subrogated (equally and rateably with the holders of all Existing Subordinated Indebtedness and all indebtedness of Wachovia Corporation which by its express terms is subordinated indebtedness of Wachovia Corporation to substantially the same extent as the Subordinated MTNs or the Existing Subordinated Indebtedness and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness of Wachovia Corporation to receive payments or distributions of assets or securities of Wachovia Corporation applicable to the Senior Indebtedness of Wachovia Corporation until the Senior MTNs shall be paid in full. For purposes of such subrogation, no payments or distributions in respect of the Senior Indebtedness of Wachovia Corporation of assets of securities which otherwise would have been payable or distributable to Subordinated Holders shall, as among Wachovia Corporation, its creditors other than the holders of Senior Indebtedness of Wachovia Corporation, and the Subordinated Holders, be deemed to be a payment by Wachovia Corporation to or on account of the Senior Indebtedness of Wachovia Corporation, and no payments or distributions to the Subordinated Holders of assets or securities which are applied to the satisfaction of Senior Indebtedness of Wachovia Corporation, as the case may be, by virtue of the subordination herein provided for shall, as among Wachovia Corporation, its creditors other than the holders of Senior Indebtedness of Wachovia Corporation, and the Subordinated Holders, be deemed to be a payment by Wachovia Corporation to or on account of the Subordinated MTNs.

(h)	Upon any payment or distribution of assets of Wachovia Corporation referred to in this provision, the Subordinated Holders shall be

37

entitled to rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganisation or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, conservator, assignee for the benefit of creditors or other person making such payment or distribution, delivered to the Subordinated Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of Wachovia Corporation and other indebtedness of Wachovia Corporation and holders of certain Other Financial Obligations of Wachovia Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent to these provisions.

(i)	Nothing contained in any of the Subordinated MTNs, shall prevent:

(A)	Wachovia Corporation, at any time except during the pendency of any dissolution, winding up, liquidation or reorganisation or other similar proceedings or during the continuation of a default on Senior Indebtedness of Wachovia Corporation as described in each case in more detail above, from making payments at any time of principal or of interest on the Subordinated MTNs; or

(B)	the application by the Paying Agent of any moneys deposited with it to the payment of or on account of the principal of or interest on Subordinated MTNs, if, at the time of such application, such Paying Agent did not have the written notice of any event prohibiting the making of such deposit or if, at the time of such deposit (whether or not in trust) by Wachovia Corporation with the Paying Agent, such payment would not have been prohibited by the provisions of this Condition 3.6.

(j)

The provisions of this Condition 3.6 are and are intended solely for the purpose of defining the relative rights of the holders of Subordinated MTNs, on the one hand, and the holders of the Senior Indebtedness of Wachovia Corporation and holders of Existing Subordinated Indebtedness and Other Financial Obligations, on the other. Nothing contained in this Condition 3.6 or elsewhere in the Conditions applicable to the Subordinated MTNs is intended to or shall impair, as among Wachovia Corporation, its creditors other than holders of Senior Indebtedness of Wachovia Corporation and Subordinated MTNs of Wachovia Corporation, the obligation of Wachovia Corporation, which is absolute and unconditional, to pay to the Subordinated Holders the principal of, premium, if any, and interest on the Subordinated MTNs as and when the same shall become due and payable in accordance with their terms or is intended to or shall affect the relative rights against Wachovia Corporation of the Subordinated Holders and creditors of Wachovia Corporation other than the holders of the Senior Indebtedness of Wachovia Corporation and Other Financial Obligations of Wachovia Corporation, nor shall anything herein or therein prevent the Subordinated Holders from exercising all remedies otherwise permitted by applicable law upon default under a Subordinated MTN,

38

subject to the rights, if any, under this Condition of the holders of Senior Indebtedness of Wachovia Corporation in respect of cash, property or securities of Wachovia Corporation otherwise payable or delivered to such Subordinated Holder upon the exercise of any such remedy.

(k)	No right of any present or future holder of any Senior Indebtedness of Wachovia Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Wachovia Corporation or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by Wachovia Corporation with the terms and conditions of a Subordinated MTN, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(l)	Subject to the provisions of this paragraph and to any provisions established or determined with respect to any Supplement, the Subordinated MTNs shall rank pari passu in right of payment with the Existing Subordinated Indebtedness.

(m)	Upon the occurrence of any of the events specified in Conditions 3.6(d), (e) and (f), the provisions of those paragraphs and the corresponding provisions of each indenture or other instrument or document establishing or governing the terms of any Existing Subordinated Indebtedness shall be given effect on a pro rata basis to determine the amount of cash, property or securities which may be payable or deliverable as between the holders of Senior Indebtedness of Wachovia Corporation, on the one hand, and the Subordinated Holders and holders of Existing Subordinated Indebtedness, on the other hand.

(n)	If, after giving effect Conditions 3.6(d), (e), (f), and (g) above, and the respective corresponding provisions of each indenture or other instrument or document establishing or governing the terms of any Existing Subordinated Indebtedness on such pro rata basis, any amount of cash, property or securities shall be available for payment or distribution in respect of the Securities (“Excess Proceeds”), and any holders of Other Financial Obligations shall not have received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations (and provision shall not have been made for such payment in money or money’s worth), then such Excess Proceeds shall first be applied (rateably with any amount of cash, property or securities available for payment or distribution in respect of any other indebtedness of Wachovia Corporation that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to holders of Other Financial Obligations) to pay or provide for the payment of the Other Financial Obligations remaining unpaid, to the extent necessary to pay all Other Financial Obligations in full, after giving effect to any concurrent payment or distribution to or for holders of Other Financial Obligations. Any Excess Proceeds remaining after the payment (or provision for payment) in full of all Other Financial Obligations shall be available for payment or distribution in respect of the Subordinated MTNs.

39

(o)	In the event that, notwithstanding the foregoing provisions of Condition 3.6(n), a Subordinated Holder shall have received any payment or distribution of assets of Wachovia Corporation of any kind or character, whether in cash, property or securities, before all Other Financial Obligations are paid in full or payment thereof duly provided for, and if such fact shall, at or prior to the time of such payment or distribution have been made known to such holder, then and in such event, subject to any obligation that such holder may have pursuant to the paragraphs 3.6(d), (e) and (f), such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Wachovia Corporation for payment in accordance with Condition 3.6(n).

(p)	Subject to the payment in full of all Other Financial Obligations, the Subordinated Holders shall be subrogated (equally and rateably with the holders of all indebtedness of Wachovia Corporation that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to holders of Other Financial Obligations and is entitled to like rights of subrogation) to the rights of the holders of Other Financial Obligations to receive payments and distributions of cash, property and securities applicable to the Other Financial Obligations until the principal of and interest on the Subordinated MTNs shall be paid in full. For purposes of such subrogation, no payments or distributions to holders of Other Financial Obligations of any cash, property or securities to which Subordinated Holders would be entitled except for the provisions of this Condition 3.6, and no payments over pursuant to the provisions of this Condition 3.6 to holders of Other Financial Obligations by Subordinated Holders shall, as among Wachovia Corporation, its creditors other than holders of Other Financial Obligations and the Subordinated Holders be deemed to be a payment or distribution by Wachovia Corporation to or on account of the Other Financial Obligations.

(q)	The provisions of Conditions 3.6(n), (o) and (p) are and are intended solely for the purpose of defining the relative rights of the Subordinated Holders, on the one hand, and the holders of Other Financial Obligations, on the other hand, after giving effect to the rights of the holders of Senior Indebtedness, as provided herein. Nothing contained in Conditions 3.6(n), (o) and (p) is intended to or shall affect the relative rights against Wachovia Corporation of the Subordinated Holders and (i) the holders of Senior Indebtedness of Wachovia Corporation, (ii) the holders of Existing Subordinated Indebtedness or (iii) other creditors of Wachovia Corporation other than holders of Other Financial Obligations.

40

3.7	Status of Subordinated MTNs issued by Wachovia Bank

This Condition 3.7 applies to each MTN specified in a Supplement as a Subordinated MTN issued by Wachovia Bank.

(a)	The Subordinated MTNs are direct, unconditional, and unsecured obligations of Wachovia Bank (and will not be obligations of or guaranteed by Wachovia Corporation) and rank pari passu among themselves and at least equally with all other present or future unsecured subordinated debt obligations of Wachovia Bank, except any unsecured subordinated debt which may be expressly stated to be subordinated to such Subordinated MTNs.

(b)	The indebtedness of Wachovia Bank evidenced by the Subordinated MTNs, including the payment of principal, premium, if any, and interest are, and the Subordinated Holder, by its acceptance hereof, agrees that the Subordinated MTNs are unsecured, subordinate and junior in right of payment to Wachovia Bank’s obligations to its depositors, Wachovia Bank’s obligations under bankers’ acceptances and letters of credit, and Wachovia Bank’s obligations to its other creditors, including its obligations to any Federal Reserve Bank and the U.S. Federal Deposit Insurance Corporation (the “FDIC”), except for obligations to the FDIC arising under provisions of Section 1815(e) of Title 12 of the United States Code, and any rights acquired by the FDIC as a result of loans made by the FDIC to Wachovia Bank or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of Section 1823(c) or (d) of Title 12 of the United States Code, whether now outstanding or hereafter incurred (together. “Bank Senior Indebtedness”), in that in the event of any insolvency, receivership, conservatorship, reorganisation, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to Wachovia Bank, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of principal, premium, if any, or interest on the Subordinated MTNs. In the event of any such proceedings, after payment in full of all sums owing on such prior obligations, the Subordinated Holder, together with the holders of any obligations of Wachovia Bank ranking pari passu with a Subordinated MTN, shall be entitled to be paid from the remaining assets of Wachovia Bank the unpaid principal, premium, if any, and interest before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of Wachovia Bank ranking junior to a Subordinated MTN. Nothing herein shall impair the obligation of Wachovia Bank, which is absolute and unconditional, to pay principal and interest in accordance with the terms of a Subordinated MTN.

(c)

Notwithstanding any other provisions of a Subordinated MTN, it is expressly understood and agreed that the OCC, or any receiver or conservator of Wachovia Bank appointed by the OCC, shall have the right in the performance of his legal duties, and as part of any transaction or plan of reorganisation or liquidation designed to protect or further the continued existence of Wachovia Bank or the rights of any parties or agencies with an interest in, or claim against, Wachovia Bank or its assets, to transfer or direct the transfer of the obligations of a Subordinated MTN to any national banking association, state bank or bank holding company selected by such official which shall expressly assume the obligation of the due and

41

punctual payment of the unpaid principal, premium, if any, and interest on the Subordinated MTN and the due and punctual performance of all covenants and conditions contained herein; and that the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of the Subordinated MTN, and shall serve to return the Subordinated Holder to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any principal, premium, if any, or interest previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the Subordinated Holder, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

(d)	To the extent then required under or pursuant to applicable capital regulations, a Subordinated MTN may not be repaid prior to maturity, either pursuant to an acceleration in an event of default or otherwise, without the prior written approval of the OCC. If then required under applicable capital regulations, Wachovia Bank shall apply to the OCC for such prior written consent. A Subordinated MTN contains no limitation on the amount of Bank Senior Indebtedness, deposits or other obligations that rank senior to the Subordinated MTNs that may hereafter be incurred or agreed by Wachovia Bank.

4	Covenants of Wachovia Corporation

This Condition 4 applies to each MTN specified in a Supplement as a Senior MTN issued by Wachovia Corporation.

4.1	Restriction on Sale or Issuance of Voting Stock of Major Subsidiary Banks

In the case of Senior MTNs of Wachovia Corporation only: Wachovia Corporation will not, and will not permit any Subsidiary to, sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of any Major Subsidiary Bank or any Subsidiary owning, directly or indirectly, any shares of Voting Stock of any Major Subsidiary Bank, nor will it permit any Major Subsidiary Bank or any Subsidiary owning, directly or indirectly, any shares of Voting Stock of such Major Subsidiary Bank to issue any shares (other than directors’ qualifying shares) of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of such Major Subsidiary Bank, except that Wachovia Corporation may make or permit any such Major Subsidiary Bank or Subsidiary to make any such sale, assignment, transfer, issuance, grant of a security interest or other disposition:

(a)

if it is made for fair market value, as determined by the board of directors of Wachovia Corporation (which determination shall be conclusive) and evidenced by a duly adopted resolution thereof, and if, in each such case, after giving effect thereto, Wachovia

42

Corporation will own at least 80 per cent. of the Voting Stock of such Major Subsidiary Bank or any such Subsidiary owning any shares of Voting Stock of such Major Subsidiary Bank then issued and outstanding free and clear of any security interest; or

(b)	if it is made:

(i)	in compliance with an order of a court or regulatory authority of competent jurisdiction;

(ii)	in compliance with a condition imposed by an order of a court or regulatory authority of competent jurisdiction permitting the acquisition by Wachovia Corporation, directly, or indirectly, of any bank or entity the activities of which are legally permissible for a person such as Wachovia Corporation or a Subsidiary to engage in; or

(iii)	in compliance with an undertaking made to a regulatory authority of competent jurisdiction in connection with an acquisition by Wachovia Corporation, directly or indirectly, of any bank or entity the activities of which are legally permissible for a person such as Wachovia Corporation or a Subsidiary to engage in;

provided that, in the case of Conditions (b)(i) and (b)(ii), the assets of the bank or entity to be acquired and its consolidated subsidiaries are equal to or greater than 75 per cent. of the assets of such Major Subsidiary Bank or such Subsidiary owning, directly or indirectly, any shares of Voting Stock of such Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition, calculated in accordance with generally accepted accounting principles; or

(c)	if it is made to Wachovia Corporation or any Wholly-Owned Subsidiary.

Despite the above requirements, any Major Subsidiary Bank may be merged into or consolidated with any banking institution organised under U.S. federal or State law if, after giving effect to that merger or consolidation, Wachovia Corporation or any Wholly-Owned Subsidiary owns at least 80 per cent. of the Voting Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Wachovia Corporation will deliver to the Registrar and the Paying Agent a list identifying each Major Subsidiary Bank; and will within 15 days of the occurrence of an event which requires an updating of such list, deliver to the Issuing and Principal Paying Agent a revised list.

4.2	Consolidation or Merger

Wachovia Corporation shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an

43

entirety to any person, and Wachovia Corporation shall not permit any person to consolidate with or merge into Wachovia Corporation or convey, transfer or lease its properties and assets substantially as an entirety to Wachovia Corporation, unless:

(a)	in case Wachovia Corporation shall consolidate with or merge into another entity or convey, transfer or lease its properties or assets substantially as an entirety to any person, the corporation formed by such consolidation or into which Wachovia Corporation is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of Wachovia Corporation substantially as an entirety shall be a corporation organised and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all MTNs and the performance of every obligation of this MTN on the part of Wachovia Corporation to be performed or observed;

(b)	immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Wachovia Corporation or a Subsidiary as a result of such transaction as having been incurred by Wachovia Corporation or such Subsidiary at the time of such transaction, no Event of Default under a relevant MTN, and no event which, after notice or lapse of time or both, would become an Event of Default under a relevant MTN, shall have happened and be continuing; and

(c)	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of Wachovia Corporation would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this MTN, Wachovia Corporation or such successor or person, as the case may be, shall take such steps as shall be necessary effectively to secure the MTNs equally and rateably with (or prior to) all indebtedness secured thereby.

Upon any consolidation by Wachovia Corporation with or merger by Wachovia Corporation into any other corporation or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with this Condition 4.2, the successor corporation formed by such consolidation or into which Wachovia Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Wachovia Corporation under the MTNs with the same effect as if such successor corporation had been named as Wachovia Corporation herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the MTNs.

5	Title and transfer of MTNs

5.1	Title

Title to MTNs passes when details of the transfer are entered in the Register.

44

5.2	Effect of entries in Register

Each entry in the Register in respect of an MTN constitutes:

(a)	an unconditional and irrevocable undertaking by the Issuer to the Holder to pay principal and (if applicable) interest and any other amount in accordance with these Conditions; and

(b)	an entitlement to the other benefits given to Holders under these Conditions in respect of the relevant MTN.

5.3	Register conclusive as to ownership

Entries in the Register in relation to an MTN constitute conclusive evidence that the person so entered is the absolute owner of the MTN subject to correction for fraud or error.

5.4	Non-recognition of interests

Except as required by law, the Issuer and the Registrar must treat the person whose name is entered in the Register as the holder of an MTN as the absolute owner of that MTN. This Condition applies whether or not an MTN is overdue and despite any notice of ownership, trust or interest in the MTN.

5.5	Joint holders

Where two or more persons are entered in the Register as the joint holders of an MTN then they are taken to hold the MTN as joint tenants with rights of survivorship, but the Registrar is not bound to register more than four persons as joint holders of an MTN.

5.6	Transfers in whole

MTNs may be transferred in whole but not in part.

5.7	Compliance with laws

MTNs may only be transferred if:

(a)	in the case of Australian Domestic MTNs:

(i)	the aggregate consideration payable is at least A$500,000; and

(ii)	the offer or invitation giving rise to the transfer does not constitute an offer or invitation for which disclosure is required to be made to investors under Part 6D.2 of the Corporations Act;

(b)	in the case of New Zealand Domestic MTNs:

(i)	the aggregate consideration payable is no less than NZ$500,000 (but disregarding any part of the aggregate consideration paid or to be paid out of money lent by the person offering the MTNs, or an associate of that person); or

45

(ii)	the New Zealand Domestic MTNs are transferred to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money within the meaning of the Securities Act 1978 of New Zealand; and

(c)	the transfer complies with any applicable law or directive of the jurisdiction where the transfer takes place.

5.8	Transfer procedures

Interests in MTNs held in a Clearing System are transferable only in accordance with the rules and regulations of that Clearing System.

In particular, where the Custodian is the Holder and the MTN is lodged in the Austraclear New Zealand System, the Operator may, in its absolute discretion and, to the extent not prohibited by the Austraclear New Zealand Regulations, instruct the New Zealand Registrar to transfer the MTN to the person in whose Security Record that MTN is recorded without any consent or action of such transferee and, as a consequence, remove that MTN from the Austraclear New Zealand System.

Application for the transfer of MTNs not held in a Clearing System must be made by the lodgment of a transfer form with the Registrar at its Specified Office. Transfer forms must be in the form available from the Registrar. Each transfer form must be:

(a)	duly completed;

(b)	accompanied by any evidence the Registrar may require to establish that the transfer form has been duly executed; and

(c)	signed by, or on behalf of, both the transferor and the transferee.

Transfers are registered without charge provided all applicable Taxes have been paid.

5.9	Effect of transfer

Subject to Condition 12.2 (“Payment of Interest”) and Condition 12.4 (“Payments by cheque), upon registration and entry of the transferee in the Register the transferor ceases to be entitled to future benefits under these Conditions in respect of the transferred MTNs and the transferee becomes so entitled in accordance with Condition 5.2 (“Effect of entries in Register”).

5.10	CHESS

MTNs listed on the ASX will not be transferred through, or registered on, the Clearing House Electronic Subregister System operated by the Australian Stock Exchange and will not be “Approved Financial Products” (as defined for the purposes of that system).

46

5.11	Austraclear or Custodian as Holder

If Austraclear or the Custodian is recorded in the Register as the Holder, each person in whose Security Record an MTN is recorded is taken to acknowledge in favour of the Issuer, the Registrar and the relevant Holder (and, if the Holder is the Custodian, the Operator) that:

(a)	the Registrar’s decision to act as the Registrar of that MTN is not a recommendation or endorsement by the Registrar or the relevant Holder (or, if the Holder is the Custodian, the Operator) in relation to that MTN, but only indicates that the Registrar considers that the holding of the MTN is compatible with the performance by it of its obligations as Registrar under an Agency Agreement; and

(b)	the relevant Holder does not rely on any fact, matter or circumstance contrary to paragraph (a).

5.12	Estates

A person becoming entitled to an MTN as a consequence of the death or bankruptcy of a Holder or of a vesting order or a person administering the estate of a Holder may, upon producing such evidence as to that entitlement or status as the Registrar considers sufficient, transfer the MTN or, if so entitled, become registered as the holder of the MTN.

5.13	Unincorporated associations

A transfer of MTNs to an unincorporated association is not permitted.

5.14	Transfer of unidentified MTNs

Where the transferor executes a transfer of less than all MTNs registered in its name, and the specific MTNs to be transferred are not identified, the Registrar may (subject to the limit on minimum holdings) register the transfer in respect of such of the MTNs registered in the name of the transferor as the Registrar thinks fit, provided the aggregate principal amount of the MTNs registered as having been transferred equals the aggregate principal amount of the MTNs expressed to be transferred in the transfer.

Part 3 Interest

6	Fixed Rate MTNs

This Condition 6 (“Fixed Rate MTNs”) applies to the MTNs only if the Supplement states that it applies.

6.1	Interest on Fixed Rate MTNs

Each Fixed Rate MTN bears interest on its outstanding principal amount from (and including) its Interest Commencement Date to (but excluding) its Maturity Date at the Interest Rate. Interest is payable in arrear on each Interest Payment Date.

47

6.2	Fixed Coupon Amount

Unless otherwise specified in the Supplement, the amount of interest payable on each Interest Payment Date in respect of the preceding Interest Period is the Fixed Coupon Amount specified in the Supplement.

6.3	Calculation of interest payable

The amount of interest payable in respect of a Fixed Rate MTN for any period for which a Fixed Coupon Amount is not specified in the Supplement is calculated by multiplying the Interest Rate for that period, the outstanding principal amount of the Fixed Rate MTN and the applicable Day Count Fraction.

7	Floating Rate MTNs

This Condition 7 (“Floating Rate MTNs”) applies to the MTNs only if the Supplement states that it applies.

7.1	Interest on Floating Rate MTNs

Each Floating Rate MTN bears interest on its outstanding principal amount from (and including) its Interest Commencement Date to (but excluding) its Maturity Date at the Interest Rate.

Interest is payable in arrears:

(a)	on each Interest Payment Date; or

(b)	if no Interest Payment Date is specified in the Supplement, each date which falls the number of months or other period specified in the Supplement after the preceding Interest Payment Date (or in the case of the first Interest Payment Date, after the Interest Commencement Date).

7.2	Interest Rate determination

The Interest Rate payable in respect of a Floating Rate MTN must be determined by the Calculation Agent in accordance with these Conditions.

7.3	Fallback Interest Rate

Unless otherwise specified in the Supplement, if, in respect of an Interest Period, the Calculation Agent is unable to determine a rate in accordance with Condition 7.2 (“Interest Rate determination”), the Interest Rate for the Interest Period is the Interest Rate applicable to the Floating Rate MTNs during the immediately preceding Interest Period.

7.4	ISDA Determination

If ISDA Determination is specified in the Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate applicable to the Floating Rate MTNs for each Interest Period is the sum of the Margin and the ISDA Rate.

48

In this Condition:

(a)	“ISDA Rate” means for an Interest Period, a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction if the Calculation Agent for the Floating Rate MTNs were acting as Calculation Agent for that Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i)	the Floating Rate Option, the Designated Maturity and the Reset Date are as specified in the Supplement; and

(ii)	the Period End Dates are each Interest Payment Date, the Spread is the Margin and the Floating Rate Day Count Fraction is the Day Count Fraction; and

(b)	“Swap Transaction”, “Floating Rate”, “Calculation Agent” (except references to “Calculation Agent for the Floating Rate MTNs”), “Floating Rate Option”, “Designated Maturity”, “Reset Date”, “Period End Date”, “Spread” and “Floating Rate Day Count Fraction” have the meanings given to those terms in the ISDA Definitions.

7.5	Screen Rate Determination

If Screen Rate Determination is specified in the Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate applicable to the Floating Rate MTNs for each Interest Period is the sum of the Margin and the Screen Rate.

In this Condition, “Screen Rate” means, for an Interest Period, the quotation offered for the Reference Rate appearing on the Relevant Screen Page at the Relevant Time on the Interest Determination Date. However:

(a)	if there is more than one offered quotation displayed on the Relevant Screen Page at the Relevant Time on the Interest Determination Date, the “Screen Rate” means the rate calculated by the Calculation Agent as the average of the offered quotations. If there are more than five offered quotations, the Calculation Agent must exclude the highest and lowest quotations (or in the case of equality, one of the highest and one of the lowest quotations) from its calculation;

(b)	if an offered quotation is not displayed by the Relevant Time on the Interest Determination Date or if it is displayed but the Calculation Agent determines that there is an obvious error in that rate, the “Screen Rate” means:

(i)	the rate the Calculation Agent calculates as the average mean of the Reference Rates that each Reference Bank quoted to the leading banks in the Relevant Financial Centre specified in the Supplement at the Relevant Time on the Interest Determination Date; or

(ii)	where the Calculation Agent is unable to calculate a rate under paragraph (i) because it is unable to obtain at least two quotes, the rate the Calculation Agent calculates as the

49

average of the rates (being the nearest equivalent to the Reference Rate) quoted by two or more banks chosen by the Calculation Agent in the Relevant Financial Centre at approximately the Relevant Time on the Interest Determination Date for a period equivalent to the Interest Period to leading banks carrying on business in the Relevant Financial Centre in good faith; or

(c)	if the Supplement specifies an alternative method for the determination of the Screen Rate Determination, then that alternative method applies.

7.6	Bank Bill Rate Determination

If Bank Bill Rate Determination is specified in the Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate applicable to the Floating Rate MTNs for each Interest Period is the sum of the Margin and the Bank Bill Rate.

In this Condition:

(a)	Bank Bill Rate means, for an Interest Period:

(i)	in the case of Australian Domestic Notes, the average mid rate for Bills having a tenor closest to the Interest Period as displayed on the “BBSW” page of the Reuters Monitor System on the first day of that Interest Period; and

(ii)	in the case of New Zealand Domestic MTNs, the “FRA” Rate for Bills having a tenor closest to the Interest Period as displayed on the “BKBM” page of the Reuters Monitor System (or its successor page) on the first day of that Interest Period.

However, if the average mid rate is not displayed by 10:30 am on that day (or, in the case of New Zealand Domestic MTNs, as close as reasonably practicable to 10.45 am (New Zealand time) on that day), or if it is displayed but the Calculation Agent determines that there is an obvious error in that rate, Bank Bill Rate means the rate determined by the Calculation Agent in good faith at approximately 10:30 am on that day (or, in the case of New Zealand Domestic MTNs, as close as reasonably practicable to 10:45 am (New Zealand time) on that day), having regard, to the extent possible, to the mid rate of the rates otherwise bid and offered for bank accepted Bills of that tenor at or around that time; and

(b)	Bill has the meaning it has in the Bills of Exchange Act 1909 of Australia in respect of Australian Domestic MTNs, and the Bills of Exchange Act 1908 in respect of the New Zealand Domestic MTNs, and a reference to the acceptance of a Bill is to be interpreted in accordance with that Act.

50

7.7	Interpolation

If the Supplement states that “Linear Interpolation” applies to an Interest Period, the Interest Rate for that Interest Period is determined through the use of straight line interpolation by reference to two ISDA Rates, Screen Rates, Bank Bill Rates or other floating rates specified in the Supplement.

The first rate must be determined as if the Interest Period were the period of time for which rates are available next shorter than the length of the Interest Period (or any alternative Interest Period specified in the Supplement).

The second rate must be determined as if the Interest Period were the period of time for which rates are available next longer than the length of the Interest Period (or any alternative Interest Period specified in the Supplement).

8	Structured MTNs

This Condition 8 (“Structured MTNs”) applies to the MTNs only if the Supplement states that it applies.

8.1	Interest on Structured MTNs

Each interest bearing Structured MTN bears interest on its outstanding principal amount from (and including) its Interest Commencement Date to (but excluding) its Maturity Date at the Interest Rate.

Interest is payable in arrears:

(a)	on each Interest Payment Date; or

(b)	if no Interest Payment Date is specified in the Supplement, each date which falls the number of months or other period specified as the Specified Period in the Supplement after the preceding Interest Payment Date (or in the case of the first Interest Payment Date, after the Interest Commencement Date).

8.2	Interest Rate

The Interest Rate payable in respect of an interest bearing Structured MTN must be determined in the manner specified in the Supplement.

9	General provisions applicable to interest

9.1	Maximum or Minimum Interest Rate

If the Supplement specifies a Maximum Interest Rate or Minimum Interest Rate for any Interest Period, then the Interest Rate for the Interest Period must not be greater than the maximum, or be less than the minimum, so specified.

9.2	Calculation of Interest Rate and interest payable

The Calculation Agent must, as soon as practicable after determining the Interest Rate in relation to each Interest Period for each Floating Rate MTN and interest bearing Structured MTN, calculate the amount of interest payable for the Interest Period in respect of the outstanding principal amount of that MTN.

51

Unless otherwise specified in the Supplement, the amount of interest payable is calculated by multiplying the product of the Interest Rate for the Interest Period and the outstanding principal amount of the MTN by the applicable Day Count Fraction.

The rate determined by the Calculation Agent must be expressed as a percentage rate per annum.

9.3	Calculation of other amounts

If the Supplement specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent must, as soon as practicable after the time at which that amount is to be determined, calculate the amount in the manner specified in the Supplement.

9.4	Notification of Interest Rate, interest payable and other items

The Calculation Agent must notify the Issuer, the Registrar, the Holders, each other Agent and any stock exchange or other relevant authority on which the MTNs are listed of:

(a)	each Interest Rate, the amount of interest payable and each other amount, item or date calculated or determined by it together with the Interest Payment Date; and

(b)	any amendment to any amount, item or date referred to in paragraph (a) arising from any extension or reduction in any Interest Period or calculation period.

The Calculation Agent must give notice under this Condition as soon as practicable after it makes its determination. However, it must give notice of each Interest Rate, the amount of interest payable and each Interest Payment Date by the fourth day of the Interest Period.

The Calculation Agent may amend its determination of any amount, item or date (or make appropriate alternative arrangements by way of adjustment) as a result of the extension or reduction of the Interest Period or calculation period without prior notice but must notify the Issuer, the Registrar, the Holders, each other Agent and each stock exchange or other relevant authority on which the MTNs are listed after doing so.

9.5	Determination final

The determination by the Calculation Agent of all amounts, rates and dates falling to be determined by it under these Conditions is, in the absence of manifest error, final and binding on the Issuer, the Registrar, each Holder and each other Agent.

52

9.6	Rounding

For the purposes of any calculations required under these Conditions (unless otherwise specified in the Supplement):

(a)	all percentages resulting from the calculations must be rounded, if necessary, to the nearest ten-thousandth of a percentage point (with 0.00005 per cent. being rounded up to 0.0001 per cent.);

(b)	all figures must be rounded to four decimal places (with halves being rounded up); and

(c)	all amounts that are due and payable must be rounded (with halves being rounded up) to:

(i)	in the case of Australian dollars or euro, one cent; and

(ii)	in the case of any other currency, the lowest amount of that currency available as legal tender in the country of that currency.

Part 4 Redemption and purchase

10	Redemption

10.1	Scheduled redemption

Each MTN is redeemable by the Issuer on the Maturity Date at its Redemption Amount unless:

(a)	the MTN has been previously redeemed;

(b)	the MTN has been purchased and cancelled;

(c)	the Supplement states that the MTN has no fixed maturity date; or

(d)	its maturity is varied pursuant to any Issuer’s or Holder’s option in accordance with Conditions 10.5 (“Early redemption at option of the Holders (Holder put)”) or 11.6 (“Early redemption at option of the Issuer (Issuer call)”).

10.2	Partly Paid MTNs

Each Partly Paid MTN is redeemable on the Maturity Date in accordance with the Supplement.

10.3	Instalment MTNs

Each Instalment MTN is partially redeemable in the Instalment Amounts and on the Instalment Dates specified in the Supplement. The principal amount of each Instalment MTN is reduced by the Instalment Amount with effect from the related Instalment Date.

10.4	Early redemption for taxation reasons

The Issuer may redeem all (but not some) of the MTNs of a Series in whole, but not in part, at any time before their Maturity Date at the Redemption Amount and any interest accrued on the Redemption Amount to (but excluding) the redemption date and any Additional Amounts if:

(a)	the Issuer is required under Condition 13 (“Taxation”) to pay an Additional Amount in respect of an MTN; or

53

(b)	any action has been taken by any taxing authority of, or any action has been brought in a court of competent jurisdiction in, the United States, whether or not such action was taken or brought with respect to the Issuer, or any change, amendment, application or interpretation shall be officially proposed on or after the Issue Date, which, in any such case, in the written opinion of independent legal counsel of recognised standing results in the Issuer being required to pay Additional Amounts on the MTNs as described under Condition 13 (“Taxation”).

However, the Issuer may only do so if:

(i)	the Issuer has given at least 30 days’ (and no more than 60 days’) (or any other period specified in the Supplement) notice to the Registrar, the Holders, each other Agent and any stock exchange or other relevant authority on which the MTNs are listed; and

(ii)	before the Issuer gives the notice under paragraph (a), the Registrar has received (if applicable) an opinion of independent legal advisers of recognised standing that there is a substantial probability that the Issuer would be required under Condition 13 (“Taxation”) to pay an Additional Amount in respect of the MTNs;

(iii)	in the case of Fixed Rate MTNs, no notice of redemption is given earlier than 90 days before the earliest date on which the Issuer would be obliged to pay Additional Amounts; and

(iv)	in the case of Floating Rate MTNs and Structured MTNs bearing a floating rate of interest:

(A)	the proposed redemption date is an Interest Payment Date; and

(B)	no notice of redemption is given earlier than 60 days before the Interest Payment Date occurring immediately before the earliest date on which the Issuer would be obliged to pay Additional Amounts.

10.5	Early redemption at the option of Holders (Holder put)

If the Supplement states that a Holder may require the Issuer to redeem all or some of the MTNs of a Series held by that Holder before their Maturity Date, the Issuer must redeem the MTNs specified by the Holder at the Redemption Amount and any interest accrued on the Redemption Amount to (but excluding) the redemption date if the following conditions are satisfied:

(a)	the amount of MTNs to be redeemed is a multiple of their Denomination;

(b)

the Holder has given at least 30 days’ (and no more than 60 days’) (or any other period specified in the Supplement) notice, to the Issuer and the Registrar by delivering to the Specified Office of the Registrar

54

during normal business hours a completed and signed redemption notice in the form obtainable from the Specified Office of the Registrar together with any evidence the Registrar may require to establish title of the Holder to the MTN;

(c)	the notice referred to in paragraph (b) specifies an account in the country of the currency in which the MTN is denominated to which the payment should be made or an address to where a cheque for payment should be sent;

(d)	the redemption date is an Early Redemption Date (Put) specified in the Supplement; and

(e)	any other condition specified in the Supplement is satisfied.

A Holder cannot require the Issuer to redeem any MTN under this Condition 10.5 if the Issuer has given notice that it will redeem that MTN under Condition 10.4 (“Early redemption for taxation reasons”) or Condition 10.6 (“Early redemption at the option of the Issuer (Issuer call)”).

10.6	Early redemption at the option of the Issuer (Issuer call)

If the Supplement states that the Issuer may redeem all or some of the MTNs of a Series before their Maturity Date under this Condition, the Issuer may redeem such MTNs at the Redemption Amount and any interest accrued on the Redemption Amount to (but excluding) the redemption date.

However, the Issuer may only do so if:

(a)	the amount of MTNs to be redeemed is, or is a multiple of, their Denomination;

(b)	the Issuer has given at least 30 days’ (and no more than 60 days’) (or any other period specified in the Supplement) notice to the Registrar, the Holders, each other Agent and any stock exchange or other relevant authority on which the MTNs are listed;

(c)	the proposed redemption date is an Early Redemption Date (Call) specified in the Supplement; and

(d)	any other condition specified in the Supplement is satisfied.

10.7	Partial redemptions

If only some of the MTNs are to be redeemed under Condition 10.6 (“Early redemption at the option of the Issuer (Issuer call)”), the MTNs to be redeemed must be specified in the notice and selected:

(a)	in a fair and reasonable manner; and

(b)	in compliance with any applicable law, directive or requirement of any stock exchange or other relevant authority on which the MTNs are listed.

55

10.8	Effect of notice of redemption

Any notice of redemption given under this Condition 10 (“Redemption”) is irrevocable.

10.9	Late payment

If an amount is not paid under this Condition 10 (“Redemption”) when due, then:

(a)	for an MTN (other than a Zero Coupon MTN or a Structured MTN), interest continues to accrue on the unpaid amount (both before and after any demand or judgment) at the default rate specified in the Supplement (or, if no default rate is specified, the last applicable Interest Rate) until the date on which payment is made to the Holder;

(b)	for a Zero Coupon MTN, the obligation to pay the amount is replaced by an obligation to pay the Amortised Face Amount recalculated as at the date on which payment is made to the Holder; and

(c)	for a Structured MTN as specified in the Supplement:

(i)	interest continues to accrue at the default rate specified in the Supplement (or, if no default rate is specified, the last applicable Interest Rate) until the date on which payment is made to the Holder; or

(ii)	the obligation to pay the amount is replaced by an obligation to pay an amount determined in the manner specified in the Supplement.

10.10	Purchase

The Issuer and any of its Related Entities may at any time purchase MTNs in the open market or otherwise and at any price. If purchases are made by tender, tenders must be available to all Holders alike. MTNs purchased under this Condition 10.10 may be held, resold or cancelled at the discretion of the purchaser and (if the MTNs are to be cancelled, the Issuer), subject to compliance with any applicable law or requirement of any stock exchange or other relevant authority on which the MTNs are listed.

10.11	Redemption of Subordinated MTNs issued by Wachovia Bank

Notwithstanding anything else in these Conditions, if an MTN is a Subordinated Note issued by Wachovia Bank, to the extent then required under or pursuant to applicable capital regulations, such MTN may not be repaid or redeemed prior to the Maturity Date, either pursuant to acceleration upon an Event of Default or otherwise, without the prior written consent of the OCC. If then required under applicable capital regulations, Wachovia Bank shall apply to the OCC for such prior written consent.

56

Part 5 Payments

11	General provisions

11.1	Summary of payment provisions

Payments in respect of MTNs must be made in accordance with this Condition 11 and with Condition 12 (“Payments”).

11.2	Payments subject to law

All payments are subject to applicable law, but without prejudice to the provisions of Condition 13 (“Taxation”).

11.3	Payments on business days

If a payment is due on a day which is not a Business Day then the due date for payment is adjusted in accordance with the applicable Business Day Convention.

The Holder is not entitled to any additional payment in respect of that delay.

11.4	Impositions of exchange controls

If the Issuer reasonably determines that a payment on the MTNs cannot be made in Australian dollars due to restrictions imposed by the government of the Commonwealth of Australia or any agency or instrumentality thereof or any monetary authority in the Commonwealth of Australia, such payment will be made outside Australia in U.S. dollars by a cheque drawn on, or by credit or transfer to an account maintained by the holder with a bank located outside Australia. The Issuer shall give prompt notice to the Holders if such a determination is made. The amount of U.S. dollars to be paid with respect to any such payment shall be the amount of U.S. dollars that could be purchased by the Issuer with the amount of Australian dollars payable on the date the payment is due, at the rate for sale in financial transactions of U.S. dollars (for delivery in Sydney two Business Days later) quoted by such bank at 10:00 a.m. local time in Sydney on the second Business Day prior to the date the payment is due.

11.5	Payments in relevant currency

Payments in respect of the MTNs shall be made in the currency in which the payments are due.

12	Payments

12.1	Payment of principal

Payments of principal and any final Instalment Amount in respect of an MTN will be made to each person registered at the opening of business on the payment date as the holder of an MTN.

57

12.2	Payment of interest

Payments of interest and Instalment Amounts (other than the final Instalment Amount) in respect of an MTN will be made to each person registered at the close of business on the Record Date as the holder of that MTN.

12.3	Payments to accounts

Payments in respect of MTNs will be made:

(a)	if the MTNs are held in the Austraclear System, by crediting on the payment date, the amount due to:

(i)	the account of Austraclear (as the Holder) in the country of the currency in which the MTN is denominated previously notified to the Issuer and the Registrar; or

(ii)	if requested by Austraclear, the accounts of the persons in whose Security Record (as defined in the Austraclear Regulations) an MTN is recorded in the country of the currency in which the MTN is denominated as previously notified by Austraclear to the Issuer and the Registrar in accordance with Austraclear Regulations;

(b)	if the MTNs are held in the Austraclear New Zealand System, by crediting on the Payment Date, the amount due to:

(i)	the account of the Custodian (as the Holder) in the country of the currency in which the MTN is denominated previously notified to the Issuer and the Registrar; or

(ii)	if requested by the Custodian, the accounts of the persons in whose Security Record an MTN is recorded in the country of the currency in which the MTN is denominated as previously notified by the Custodian to the Issuer and the Registrar in accordance with the Austraclear New Zealand Regulations; and

(c)	if the MTNs are not held in a Clearing System, by crediting on the payment date, the amount then due under each MTN to an account in the country of the currency in which the MTN is denominated previously notified by the Holder to the Issuer and the Registrar.

12.4	Payments by cheque

If the Holder has not notified the Registrar of an account to which payments to it must be made by the close of business on the Record Date, payments in respect of the MTN will be made by cheque sent by prepaid post on the Business Day immediately before the payment date, at the risk of the registered Holder, to the Holder (or to the first named joint holder of the MTN) at its address appearing in the Register at the close of business on the Record Date. Cheques sent to the nominated address of a Holder are taken to have been received by the Holder on the payment date and, no further amount is payable by the Issuer in respect of the MTNs as a result of the Holder not receiving payment on the due date.

58

13	Taxation

All payments of principal and interest in respect of the MTNs by the Issuer to a United States Alien will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, except as specified in the Supplement, the Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the MTNs in the absence of such withholding or deduction (together, “Additional Amounts”), except that no such Additional Amounts shall be payable with respect to any MTN:

(a)	presented for payment in the United States;

(b)	presented for payment by or on behalf of a Holder who is liable for such taxes or duties in respect of such MTN by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such MTN;

(c)	presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an Additional Amount on presenting the same for payment on such thirtieth day assuming that day to have been a payment date;

(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive;

(e)	where any such tax or duty would not have been so imposed but for the holder’s present or former status as a personal holding company, a foreign personal holding company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

(f)	where such tax or duty would not have been imposed but for the failure of such Holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such MTN, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax or duty;

(g)	for any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(h)	for any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal, or interest, on such MTN;

59

(i)	for any tax or duty imposed on interest received by a person described in Section 881(c)(3) or 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto);

(j)	presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the MTN to another Paying Agent in a Member State of the European Union; or

(k)	where any combination of clauses (a) to (j) above is applicable.

Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Holders.

14	Time limit for claims

A claim against the Issuer for a payment under an MTN is void unless made within:

(a)	in the case of principal, 10 years; and

(b)	in the case of interest and other amounts, 5 years,

from the Relevant Date.

Part	6 Events of Default

15	Events of Default

15.1	Events of Default relating to Senior MTNs issued by Wachovia Corporation

This Condition 15.1 applies to each MTN specified in a Supplement as a Senior MTN issued by Wachovia Corporation.

With respect to any MTN that is a Senior MTN issued by Wachovia Corporation, if any one or more of the following events (when used in this Condition 15.1, each an “Event of Default”) shall occur (whatever the reason for such and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing:

(a)	default is made in the payment of any principal or interest due in respect of the MTNs or any of them and, in the case of interest, the default continues for a period of 30 days;

(b)	Wachovia Corporation fails to perform or observe any of its other obligations under the Conditions and (except in any case where the

60

failure is incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days next following the service by a Holder on Wachovia Corporation of notice requiring the same to be remedied;

(c)	a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by Wachovia Corporation (including a default with respect to MTNs of any other series other than that series) or by any Major Subsidiary Bank or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Wachovia Corporation (including MTNs of any other series) or by any Major Subsidiary Bank whether such indebtedness now exists or shall hereafter be created, which default shall have resulted:

(i)	in a failure to pay an aggregate principal amount exceeding $US50,000,000 of such indebtedness at the later of stated maturity or upon the expiration of any applicable period of grace; or

(ii)	in such indebtedness in an aggregate principal amount exceeding US$50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days following the service by a Holder on Wachovia Corporation of notice requiring the same to be remedied; and provided, that any such default shall not be deemed to have occurred if and so long as Wachovia Corporation or such Major Subsidiary Bank (as the case may be) shall contest the validity thereof in good faith by appropriate proceedings;

(d)	the entry by a court having jurisdiction in the premises of:

(i)	a decree or order for relief in respect of Wachovia Corporation or any Major Subsidiary Bank in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganisation or other similar law; or

(ii)	a decree or order adjudging Wachovia Corporation or any Major Subsidiary Bank a bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of Wachovia Corporation or any Major Subsidiary Bank under any applicable federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Wachovia Corporation or any Major Subsidiary Bank or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

61

(e)	the commencement by Wachovia Corporation or any Major Subsidiary Bank of a voluntary case or proceedings under any applicable federal or State bankruptcy, insolvency, reorganisation or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by Wachovia Corporation or any Major Subsidiary Bank to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganisation or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganisation or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Wachovia Corporation or any Major Subsidiary Bank or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Wachovia Corporation or any Major Subsidiary Bank in furtherance of any such action, then a Holder may, by written notice to Wachovia Corporation, effective upon the date of receipt thereof, declare any MTN held by it to be immediately due and payable whereupon the same shall become immediately due and payable (except that an MTN, in an Event of Default under Condition 15.1(e) above, shall become immediately due and payable without having to make any such declaration) at its Early Redemption Amount, together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind.

15.2	Events of Default relating to Senior MTNs issued by Wachovia Bank

This Condition 15.2 applies to each MTN specified in a Supplement as a Senior MTN issued by Wachovia Bank.

With respect to any MTN that is a Senior MTN issued by Wachovia Bank, if any one or more of the following events (when used in this Condition 15.2, each an “Event of Default”) shall occur (whatever the reason for such and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing:

(a)	default is made in the payment of any principal or interest due in respect of the MTNs or any of them and, in the case of interest, the default continues for a period of 30 days;

(b)

the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of Wachovia Bank in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganisation or other similar law or (ii) a decree or order adjudging Wachovia Bank a bankrupt or insolvent, or

62

approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of Wachovia Bank under any applicable federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Wachovia Bank or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(c)	the commencement by Wachovia Bank of a voluntary case or proceedings under any applicable federal or State bankruptcy, insolvency, reorganisation or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by Wachovia Bank to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganisation or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganisation or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Wachovia Bank or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Wachovia Bank in furtherance of any such action;

then a Holder may, by written notice to Wachovia Bank, effective upon the date of receipt thereof, declare any MTN held by it to be immediately due and payable whereupon the same shall become immediately due and payable (except that an MTN, in an Event of Default under Condition 15.2(c) above, shall become immediately due and payable without having to make any such declaration) at its Early Redemption Amount, together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind.

15.3	Events of Default relating to Subordinated MTNs issued by Wachovia Bank

This Condition 15.3 applies to each MTN specified in a Supplement as a Subordinated MTN issued by Wachovia Bank.

With respect to any MTN that is a Subordinated MTN issued by Wachovia Bank, if any one or more of the following events (when used in this Condition 15.3, each an “Event of Default”) shall occur (whatever the reason for such and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing:

(a)	Wachovia Bank shall consent to the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar

63

official (other than a conservator) in any liquidation, insolvency or similar proceeding with respect to Wachovia Bank or all or substantially all of the property of Wachovia Bank; or

(b)	a court or other governmental agency or body having jurisdiction in the premises shall enter a decree or order for the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official (other than a conservator) in any liquidation, insolvency or similar proceeding with respect to Wachovia Bank or all or substantially all of the property of Wachovia Bank, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days, then any Holder may, by written notice to Wachovia Bank, effective upon the date of receipt thereof, declare any MTN held by it to be immediately due and payable whereupon the same shall become immediately due and payable at its Early Redemption Amount, together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind.

Notwithstanding the foregoing, to the extent then required under or pursuant to applicable capital regulations, MTNs may not be repaid or redeemed prior to Maturity, either pursuant to acceleration upon an Event of Default or otherwise, without the prior written consent of the OCC. If then required under applicable capital regulations, Wachovia Bank shall apply to the OCC for such prior written consent of repayment after receiving notice of acceleration. Upon receiving such consent, such principal amount (and premium, if any) and accrued interest shall become immediately due and payable. Any Event of Default with respect an MTN may be waived by the Holder.

15.4	Events of Default related to Subordinated MTNs issued by Wachovia Corporation

This Condition 15.4 applies to each MTN specified in a Supplement as a Subordinated MTN issued by Wachovia Corporation.

With respect to any MTN that is a Subordinated MTN issued by Wachovia Corporation, if any one or more of the following events (when used in this Condition 15.4, each an “Event of Default”) shall occur (whatever the reason for such and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing:

(a)

the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of Wachovia Corporation in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganisation or other similar law or (ii) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Wachovia Corporation or substantially all of its assets (other than appointment of a conservator with respect to any depository institution Subsidiary of Wachovia Corporation insured by the FDIC or any successor agency),

64

or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days, or

(b)	the commencement by Wachovia Corporation of a voluntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganisation or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by Wachovia Corporation to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganisation or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filling by Wachovia Corporation of a petition or answer or consent seeking reorganisation or relief under any applicable federal or State law, or the consent by Wachovia Corporation to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Wachovia Corporation or substantially all of its assets (other than appointment of a conservator with respect to any depository institution Subsidiary of Wachovia Corporation insured by the FDIC or any successor agency), or the making by Wachovia Corporation of an assignment for the benefit of creditors, or the taking of corporate action by Wachovia Corporation in furtherance of any such action, then any Holder may, by written notice to Wachovia Corporation, effective upon the date of receipt thereof, declare any MTN held by it to be immediately due and payable whereupon the same shall become immediately due and payable at its Early Redemption Amount, together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind.

15.5	Rectification

The Holder’s right to declare the MTNs of any Series due and payable terminates if the situation giving cause to it has been cured before such right is exercised, or the Holders waive the Event of Default by Extraordinary Resolution.

15.6	Notification

If an Event of Default occurs, the Issuer must promptly after becoming aware of it notify the Registrar of the occurrence of the Event of Default (specifying details of it) and use its reasonable endeavours to ensure that the Registrar promptly notifies Holders, each other Agent and any stock exchange or other relevant authority on which the MTNs are listed of the occurrence of the Event of Default.

65

Part 7 General

16	Agents

16.1	Role of Agents

In acting under an Agency Agreement, each Agent acts solely as agent of the Issuer and does not assume any obligations towards or relationship of agency or trust for or with any Holder, except that any funds held by the Agent for payment of principal or of interest on, or Additional Amounts with respect to, any MTN shall be held in trust by it and applied as set forth herein, but need not be segregated from other funds held by it, except as required by law. For a description of the duties and the immunities and rights of an Agent under the relevant Agency Agreement, reference is made to the relevant Agency Agreement, and the obligations of the Agent to the Holders are subject to such immunities and rights.

16.2	Appointment and replacement of Agents

Each initial Agent for a Series of MTNs is specified in the Supplement. Subject to Condition 16.4 (“Required Agents”), the Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor.

16.3	Change of Agent

Notice of any change of an Agent or its Specified Offices must promptly be given to the Holders by the Issuer or the Agent on its behalf.

16.4	Required Agents

The Issuer must:

(a)	at all times maintain a Registrar; and

(b)	if a Calculation Agent is specified in the Supplement, at all times maintain a Calculation Agent.

17	Meetings of Holders

The Meetings Provisions contain provisions (which have effect as if incorporated in these Conditions) for convening meetings of the Holders of any Series to consider any matter affecting their interests, including any variation of these Conditions by Extraordinary Resolution.

18	Variation

18.1	Variation with consent

Unless Condition 18.2 (“Variation without consent”) applies, any Condition may be varied by the Holders by Extraordinary Resolution in accordance with the Meetings Provisions.

66

18.2	Variation without consent

Any Condition may be amended by the Issuer without the consent of the Holders if the amendment:

(a)	is of a formal, minor or technical nature;

(b)	is made to correct a manifest error;

(c)	is made to cure any ambiguity or correct or supplement any defective or inconsistent provision and, in the reasonable opinion of the Issuer, is not materially prejudicial to the interests of the Holders; or

(d)	only applies to MTNs issued by it after the date of amendment.

19	Further issues

The Issuer may from time to time, without the consent of the Holders, issue further Tranches of MTNs having the same Conditions as the MTNs of any Series in all respects (or in all respects except for the first payment of interest) so as to form a single series with the MTNs of that Series.

20	Notices

20.1	Notices to Holders

All notices and other communications to Holders must be in writing and must be left at the address of or sent by prepaid post (airmail, if appropriate) to the address of the Holder (as shown in the Register at the close of business on the day which is 3 Business Days before the date of the notice or communication).

They may also be:

(a)	in the case of Australian Domestic MTNS, given by an advertisement published in the Australian Financial Review or The Australian;

(b)	in the case of New Zealand Domestic MTNS, given by an advertisement published in the New Zealand Herald; or

(c)	if the Supplement specifies an additional or alternate newspaper, given by an advertisement published in that newspaper.

20.2	Notices to the Issuer and the Agents

All notices and other communications to the Issuer or an Agent must be in writing and may be left at the address of, or sent by prepaid post (airmail, if appropriate) to, the Specified Office of the Issuer or the Agent.

20.3	When effective

All notices and communications provided pursuant to clause 20.1 (“Notices to Holders”) and 20.2 (“Notices to the Issuer and the Agents”) take effect from the time they are received unless a later time is specified in them.

67

20.4	Deemed receipt - publication in newspaper

If published in a newspaper, they are taken to be received on the first date that publication has been made in all the required newspapers.

20.5	Deemed receipt - postal

If sent by post, notices or other communications are taken to be received three days after posting (or seven days after posting if sent across international borders).

20.6	Deemed receipt - general

Despite clause 20.5 (“Deemed receipt - postal”), if notices or other communications are received after 5.00 pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00 am on the next Business Day.

21	Governing law

21.1	Governing law

The MTNs are governed by the law in force in New South Wales except the provisions of Condition 3.6 (“Status of Subordinated MTNs issued by Wachovia Corporation) and Condition 3.7 (Status of Subordinated MTNs issued by Wachovia Bank), which are governed by the laws of the State of New York.

21.2	Jurisdiction

The Issuer submits, and each Holder is taken to have submitted, to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. To the fullest extent permitted by law, the Issuer unconditionally and irrevocably waives any immunity it may have in any legal action, suit or other proceedings relating to the MTNs brought in the courts of New South Wales, Australia or the courts of appeal from them.

21.3	Serving documents

Without preventing any other method of service, any document in any action may be served on the Issuer or a Holder by being delivered to, or left at, their registered office or principal place of business .

21.4	Process agent

The Issuer appoints Allens Arthur Robinson Corporate Pty Limited (ABN 50 001 314 512) currently of Deutsche Bank Place, Corner of Hunter & Phillip Streets, Sydney, NSW, 2000, Australia to receive any document referred to in clause 21.3 (“Serving documents”). If for any reason that person ceases to be able to act as such, the Issuer must immediately appoint another person with an office located in the Commonwealth of Australia to receive any such document and promptly notify the Holders of such appointment. The Issuer agrees that the service of documents on the process agent or any other person appointed under this Condition be sufficient service on them.

68

Note Deed Poll

Part B - STN Conditions

The following are the STN Conditions which, as supplemented, amended, modified or replaced in relation to any STN by any relevant Supplement, will be applicable to each Series of STNs issued by an Issuer constituted by the Note Deed Poll. References below to a Supplement are references to any Supplement applicable to the relevant Tranche of STNs but do not limit the provisions which may be supplemented, amended, modified or replaced by a relevant Supplement in relation to that particular Series or Tranche of STNs. References in these STN Conditions to the “Issuer” are to the Issuer of those STNs specified in the relevant Supplement, being either Wachovia Corporation or Wachovia Bank, National Association.

Each Holder and any person claiming through or under a Holder is deemed to have notice of and is bound by these conditions, the Note Deed Poll, the Information Memorandum, the applicable Agency Agreement and any relevant Supplement.

Copies of each of these documents (to the extent they relate to a Tranche of STNs) are available for inspection by the Holder of any STN of such Tranche (during normal business hours) at the offices of each Issuer and the Registrar.

Definitions and interpretation provisions are set out in Condition 1 (“Interpretation”). All capitalised terms that are not defined in these STN Conditions will have the meanings given to them in the applicable Supplement. References in these conditions to “STNs” are to the STNs of one specific Series only, not to all STNs that may be issued under the Programme.

Part 1 Introduction

1	Interpretation

1.1	Definitions

Unless the contrary intention appears:

Additional Amount means an additional amount payable by the Issuer under Condition 8 (“Taxation”).

Agency Agreement means:

(a)	the Australian Registry Services Agreement;

(b)	the New Zealand Registry Services Agreement; or

(c)	any other agency agreement entered into by the Issuer in relation to an issue of STNs.

Agent means:

(a)	in the case of an issue of Australia Domestic STNs, the Australian Registrar;

(b)	in the case of an issue of New Zealand Domestic STNs, the New Zealand Registrar;

(c)	the Paying Agent;

69

(d)	the Calculation Agent; and

(e)	such other person appointed by an Issuer in relation to any MTNs from time to time.

Austraclear means Austraclear Limited (ABN 94 002 060 773).

Austraclear New Zealand Regulations means the regulations known as the “Austraclear New Zealand System Rules” established by the Reserve Bank of New Zealand to govern the use of the Austraclear New Zealand System.

Austraclear New Zealand System means the system operated by the Reserve Bank of New Zealand in New Zealand for holding securities and electronic recording and settling of transactions in those securities between members of that system

Austraclear Regulations means the rules, regulations and operating procedures established by Austraclear to govern the use of the Austraclear System.

Austraclear System means the system operated by Austraclear in Australia for holding securities and electronic recording and settling of transactions in those securities between members of the system.

Australian Domestic STN means an STN issued in the Australian domestic markets and specified as such in the applicable Supplement.

Australian Registrar means, in relation to Australian Domestic STNs, BTA Institutional Services Australia Limited (ABN 48 002 916 396) or such other person appointed by the Issuer pursuant to the Australian Registry Services Agreement to maintain a Register in relation to Australian Domestic STNs and perform such payment and other duties as specified in that agreement.

Australian Registry Services Agreement means the agreement entitled “Agency and Registry Agreement” and dated on or about 2 May 2007 between the Issuer and the Australian Registrar.

Australian Tax Act means the Income Tax Assessment Act 1936 of Australia and, where applicable, the Income Tax Assessment Act 1997 of Australia.

Business Day means a day on which banks are open for general banking business in Charlotte, North Carolina, and:

(a)	for Australian Domestic STNs, Sydney, Australia; and

(b)	for New Zealand Domestic STNs, Auckland and Wellington, New Zealand,

and in each (if any) Relevant Financial Centre specified in the Supplement (not being a Saturday, Sunday or public holiday in that place) and, if an STN is to be issued or paid on that day, a day on which each Clearing System is operating.

70

Business Day Convention means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following conventions, where specified in the Supplement in relation to any date applicable to any STN, have the following meanings:

(a)	Following Business Day Convention means that the date is postponed to the first following day that is a Business Day;

(b)	Modified Following Business Day Convention or Modified Business Day Convention means that the date is postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date is brought forward to the first preceding day that is a Business Day;

(c)	Preceding Business Day Convention means that the date is brought forward to the first preceding day that is a Business Day; and

(d)	No Adjustment means that the relevant date must not be adjusted in accordance with any Business Day Convention.

If no convention is specified in the Supplement, the Modified Following Business Day Convention applies. Different conventions may be specified in relation to, or apply to, different dates.

Calculation Agent means the Registrar or any other person specified in the Supplement as the party responsible for calculating the Interest Rate and other amounts required to be calculated under these Conditions.

Clearing System means:

(a)	the Austraclear System;

(b)	the Austraclear New Zealand System; or

(c)	any other clearing system specified in the Supplement.

Corporations Act means the Corporations Act 2001 of Australia.

Custodian means New Zealand Central Securities Depositary Limited or any other entity appointed from time to time by the Operator, under the Austraclear New Zealand Regulations, as custodian trustee to hold securities on the Austraclear New Zealand System.

Holder means, in respect of an STN, the person whose name is, for the time being, entered in the Register as the holder of that STN or, where such STN is owned jointly by one or more persons, the persons whose names appear in a Register as the joint owners of that STN.

For the avoidance of doubt, where an STN is held in a Clearing System, references to a Holder include the operator of that system or a nominee for such operator or a common depository for one or more Clearing Systems (in each case acting in accordance with the rules and regulations of the Clearing System or Systems).

71

Information Memorandum, means, in respect of an STN, the information memorandum or other offering document referred to in any applicable Supplement or, if there is no applicable Supplement, the most recent information memorandum or other offering document which describes the debt issuance programme referred to in Condition 2.1 (“Programme”).

Issue Date means the date on which an STN is issued as recorded in the Register.

Issuer means, in respect of an STN, the Issuer of that STN specified in the relevant Supplement, being either Wachovia Corporation or Wachovia Bank.

Maturity Date means the date on which an STN matures as recorded in the Register.

New Zealand Domestic STN means an STN issued in the New Zealand domestic markets and specified as such in the applicable Supplement.

New Zealand Registrar means, in relation to New Zealand Domestic STNs, Computershare Investor Services Limited or such other person appointed by the Issuer pursuant to the New Zealand Registry Services Agreement to maintain a Register in relation to New Zealand Domestic STNs and perform such payment and other duties as specified in that agreement.

New Zealand Registry Services Agreement means the agreement entitled “Registry and Paying Agency Agreement” to be entered into between the Issuer and the New Zealand Registrar.

Note Deed Poll means the deed so entitled “Note Deed Poll” executed by the Issuer and dated 2 May 2007.

Operator means the Reserve Bank of New Zealand or its successor or replacement from time to time in its capacity as operator of the Austraclear New Zealand System.

Paying Agent means, in respect of a Tranche, the person specified in the Supplement as the Paying Agent.

Payment Date means the Maturity Date or other date agreed and recorded in the Register as the date on which the Issuer must make a payment under an STN issued by it.

Process Agent means Allens Arthur Robinson Corporate Pty Limited (ABN 50 001 314 512).

Register means any register, including any branch register, of STNs established and maintained by or on behalf of the Issuer in which is entered the names and addresses of Holders whose STNs are carried on that register, the amount of STNs held by each Holder and the Tranche, Series and date of issue and transfer of those STNs, and any other particulars which the Issuer sees fit.

Registrar means:

(a)	for Australian Domestic STNs, the Australian Registrar;

72

(b)	for New Zealand Domestic STNs, the New Zealand Registrar; and

(c)	any other party expressed to be the registrar of any Tranche of STNs in an Agency Agreement.

Relevant Date has the meaning given in Condition 8 (“Taxation”).

Security Record means:

(d)	for Australian Domestic STNs, has the meaning given to it in The Austraclear Regulations; and

(e)	for New Zealand Domestic STNs, has the meaning given to the term “Security Account” in the Austraclear New Zealand Regulations.

Series means an issue of STNs made up of one or more Tranches all of which form a single Series and are issued on the same Conditions except that the Issue Date may be different in respect of different Tranches of a Series.

Specified Office means the office specified in the Information Memorandum or any other address notified to Holders from time to time.

STN means a short term debt obligation issued or to be issued by the Issuer which is constituted by, and owing under the Note Deed Poll, the details of which are recorded in, and evidenced by entry in, the Register.

Supplement means, in respect of a Tranche, the supplement specifying the relevant issue details in relation to that Tranche.

Tax Jurisdiction means the United States of America or any political subdivision or any authority thereof or therein having power to tax.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any authority together with any related interest, penalties, fines and expenses in connection with them except if imposed on, or calculated having regard to, the net income of a Holder.

Tranche means an issue of STNs specified as such in any applicable Supplement issued on the same Issue Date and on the same Conditions.

United States means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

United States Alien means any beneficial owner of an STN who or which, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, or a foreign estate or trust, in either case not subject to United States federal income tax on a net income basis on income or gain from an STN, and all of whose beneficiaries are non-U.S. persons; and the term United States means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. An individual present in the United States for 183 or more days in the taxable year in which such individual disposes of their STN is not a United States Alien.

73

Wachovia Bank means Wachovia Bank, National Association of One Wachovia Center, 301 South College Street, Charlotte, North Carolina, 28288-0013, United States of America, a National Banking Association organised pursuant to the laws of the United States of America.

Wachovia Corporation means Wachovia Corporation of One Wachovia Center, 301 South College Street, Charlotte, North Carolina, 28288-0013, United States of America, a company incorporated pursuant to the laws of North Carolina, in the United States of America.

1.2	References to certain general terms

Unless the contrary intention appears, a reference to:

(a)	a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(c)	anything (including any amount) is a reference to the whole and each part of it;

(d)	a document (including these Conditions) includes any variation or replacement of it;

(e)	a “law” includes common law, principles of equity and any law made by any parliament or other applicable government body (and a law made by a parliament or other applicable government body includes any regulation or other instrument under it, and any consolidation, amendment, re-enactment or replacement of it);

(f)	a “directive” includes a treaty, official directive, request, regulation, guideline or policy (whether or not in any such case having the force of law) with which responsible participants in the relevant market generally comply;

(g)	Australian dollars or A$ is a reference to the lawful currency of Australia;

(h)	New Zealand dollars or NZ$ is a reference to the lawful currency or New Zealand;

(i)	a time of day is a reference to Sydney time;

(j)	a “person” includes an individual, a firm, a body corporate, an unincorporated association, a limited liability company, a joint-stock company or, a partnership, a joint venture, a trust (including a business trust), an authority or any other entity;

(k)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

74

(l)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(m)	a reference to an accounting term is to be interpreted in accordance with generally accepted principles in the United States applicable at the time.

1.3	Number

The singular includes the plural and vice versa.

1.4	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of these Conditions.

1.5	References to particular terms

Unless the contrary intention appears:

(a)	a reference to the Issuer, the Registrar, the Calculation Agent or another Agent is a reference to the person so specified in the applicable Supplement or, if none, in the Register;

(b)	a reference to the Agency Agreement is a reference to the Agency Agreement applicable to the STNs of the relevant Series;

(c)	a reference to an STN is a reference to an STN of a particular Series issued by the Issuer;

(d)	a reference to a Holder is a reference to the holder of STNs of a particular Series;

(e)	a reference to a particular date that is a reference to that date adjusted in accordance with the applicable Business Day Convention; and

(f)	a reference to a Tranche is a reference to a Tranche of a particular Series.

1.6	References to principal

Unless the contrary intention appears any reference to “principal” is taken to include any additional amounts in respect of principal which may be payable under Condition 8 (“Taxation”) and any other amount in the nature of principal payable in respect of the STNs under these Conditions.

1.7	Terms defined in Supplement

Terms which are specified in any applicable Supplement as having a defined meaning have the same meaning when used in these Conditions, but if any applicable Supplement gives no meaning or specifies that the definition is “Not Applicable”, then that definition is not applicable to the STNs.

75

2	Introduction

2.1	Programme

STNs are issued under a debt issuance programme established by Wachovia Bank and Wachovia Corporation.

2.2	Supplement

STNs are issued in Series. A Series may comprise one or more Tranches having one or more Issue Dates and on conditions otherwise identical. A Tranche may be the subject of a Supplement which specifies the Issue Date and supplements, amends, modifies or replaces these Conditions. In the event of any inconsistency between these Conditions and any applicable Supplement, that Supplement prevails.

Copies of any applicable Supplement are available for inspection or upon request by a Holder or prospective Holder during normal business hours at the Specified Office of the Issuer or the Registrar.

2.3	Types of STNs

An STN is a short term debt obligation issued at a discount to its principal amount.

2.4	Denomination

STNs are issued in a single denomination of A$10,000 (in the case of an Australian Domestic STN), NZ$10,000 (in the case of New Zealand Domestic STN) or such other notional face value of an STN as specified in the Supplement.

2.5	Currency

STNs are denominated in Australian dollars or New Zealand dollars unless otherwise specified in any applicable Supplement.

2.6	Issue restrictions and tenor

Unless otherwise specified in any relevant Supplement, STNs may only be issued if:

(a)	in the case of:

(i)	Australian Domestic STNs:

(A)	the aggregate consideration payable to the Issuer by the relevant Holder is at least A$500,000 (or its equivalent in other currencies); and

(B)	the offer or invitation for the issue of the STNs does not require disclosure to investors under Part 6D.2 of the Corporations Act; or

76

(ii)	New Zealand Domestic STNs:

(A)	the aggregate consideration payable to an Issuer by the relevant Holder is not less than NZ$500,000 (disregarding any amount lent by the offeror, the Issuer or any associated person of the offeror or the Issuer); or

(B)	the New Zealand Domestic STNs are issued to persons whose principal business is the investment of money or who in the course of and for the purposes of their business, habitually invest money within the meaning of the Securities Act 1978 of New Zealand; and

(b)	the issue complies with all other applicable laws; and

(c)	they have a tenor of 364 days or less.

2.7	Clearing Systems

STNs may be held in a Clearing System, in which case the rights of a person holding an interest in the STNs lodged in the Clearing System are subject to the rules and regulations of the Clearing System.

Part 2 The STNs

3	Form

3.1	Constitution under Deed Poll

STNs are debt obligations of the Issuer constituted by, and owing under, the Note Deed Poll.

3.2	Form

STNs are issued in registered form by entry in the Register. Each entry in the Register constitutes a separate and individual acknowledgment to the relevant Holder of the indebtedness of the Issuer to that Holder.

3.3	No certificates

No certificates will be issued to Holders unless the Issuer determines that certificates should be available or are required by any applicable law.

3.4	Status

STNs constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu among themselves and, save for certain obligations preferred by law (including, with respect to Notes issued by Wachovia Bank, liabilities in respect of deposits with Wachovia Bank and other obligations preferred by law), equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer from time to time outstanding.

77

4	Title and transfer of STNs

4.1	Title

Title to STNs passes when details of the transfer are entered in the Register.

4.2	Effect of entries in Register

Each entry in the Register in respect of an STN constitutes:

(a)	an unconditional and irrevocable undertaking by the Issuer to the Holder to pay principal and any other amount in accordance with these Conditions; and

(b)	an entitlement to the other benefits given to Holders under these Conditions in respect of the STN.

4.3	Register conclusive as to ownership

Entries in the Register in relation to an STN constitute conclusive evidence that the person so entered is the registered owner of that STN subject to rectification for fraud or error.

4.4	Non-recognition of interests

Except as required by law, the Issuer and the Registrar must treat the person whose name is entered in the Register as the holder of an STN as the absolute owner of that STN. This Condition 4.4 applies whether or not an STN is overdue and despite any notice of ownership, trust or interest in the STN.

4.5	Joint holders

Where two or more persons are entered in the Register as the joint holders of an STN then they are taken to hold the STN as joint tenants with rights of survivorship, but the Registrar is not bound to register more than four persons as joint holders of an STN.

4.6	Transfers in whole

STNs may be transferred in whole but not in part.

4.7	Compliance with law

STNs may only be transferred if:

(a)	in the case of Australian Domestic STNs:

(i)	the aggregate consideration payable is at least A$500,000;

(ii)	the offer or invitation giving rise to the transfer does not constitute an offer or invitation for which disclosure is required to be made to investors under Part 6D.2 of the Corporations Act;

78

(b)	in the case of New Zealand Domestic STNs:

(i)	the aggregate consideration payable is no less than NZ$500,000 (but disregarding any part of the aggregate consideration paid or to be paid out of money lent by the person offering the STNs, or an associate of that person); or

(ii)	the New Zealand Domestic STNs are transferred to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money within the meaning of the Securities Act 1978 of New Zealand; and

(c)	the transfer complies with any applicable law or directive of the jurisdiction where the transfer takes place.

4.8	Transfer procedures

Interests in STNs held in a Clearing System will be transferable only in accordance with the rules and regulations of that Clearing System.

Application for the transfer of STNs not held in a Clearing System must be made by the lodgment of a transfer form with the Registrar at its Specified Office. Transfer forms must be in the form available from the Registrar. Each transfer form must be:

(a)	duly completed;

(b)	accompanied by any evidence the Registrar may require to establish that the transfer form has been duly executed; and

(c)	signed by or on behalf of both the transferor and the transferee.

Transfers will be registered without charge provided all applicable Taxes have been paid.

4.9	Effect of transfer

Subject to Condition 7.2 (“Payment of Interest”) and Condition 7.4 (“Payments by cheque”), upon registration and entry of the transferee in the Register the transferor ceases to be entitled to future benefits under these Conditions in respect of the transferred STNs and the transferee becomes so entitled in accordance with Condition 4.2 (“Effect of entries in Register”).

4.10	Austraclear or Custodian as Holder

If Austraclear or the Custodian is recorded in the Register as the Holder, each person in whose Security Record an STN is recorded is taken to acknowledge in favour of the Issuer, the Registrar and the relevant Holder (and if the Holder is the Custodian, the Operator) that:

(a)	the Registrar’s decision to act as the Registrar of that STN is not a recommendation or endorsement by the Registrar or the relevant Holder (or if the Holder is the Custodian, the Operator) in relation to that STN, but only indicates that the Registrar considers that the holding of the STN is compatible with the performance by it of its obligations as Registrar under the Agency Agreement; and

79

(b)	the relevant Holder does not rely on any fact, matter or circumstance contrary to paragraph (a).

4.11	Estates

A person becoming entitled to an STN as a consequence of the death or bankruptcy of a Holder or of a vesting order or a person administering the estate of a Holder may, upon producing such evidence as to that entitlement or status as the Registrar considers sufficient, transfer the STN or, if so entitled, become registered as the holder of the STN.

4.12	Unincorporated associations

A transfer of STNs to an unincorporated association is not permitted.

4.13	Transfer of unidentified STNs

Where the transferor executes a transfer of less than all STNs registered in its name, and the specific STNs to be transferred are not identified, the Registrar may (subject to the limit on minimum holdings) register the transfer in respect of such of the STNs registered in the name of the transferor as the Registrar thinks fit, provided the aggregate principal amount of the STNs registered as having been transferred equals the aggregate principal amount of the STNs expressed to be transferred in the transfer.

Part 3 Redemption and purpose

5	Redemption and purchase

5.1	Redemption on maturity

Each STN is redeemable by the Issuer on the Maturity Date at its outstanding principal amount unless:

(a)	the STN has been previously redeemed; or

(b)	the STN has been purchased and cancelled.

5.2	Purchase of STNs

The Issuer may at any time after the initial distribution of the STNs purchase STNs in the open market or otherwise and at any price. All unmatured STNs purchased in accordance with this Condition 5.2 may be held, resold or cancelled at the discretion of the Issuer, subject to compliance with all legal and regulatory requirements.

Part 4 Payments

6	General Provisions

6.1	Summary of payment provisions

Payments in respect of STNs will be made in accordance with this Condition 6 and with Condition 7 (“Payments”).

80

6.2	Payments subject to law

All payments are subject to applicable law, but without prejudice to the provisions of Condition 8 (“Taxation”).

6.3	Payments on business days

If a payment:

(a)	is due on an STN on a day which is not a Business Day then the due date for payment will be adjusted in accordance with the applicable Business Day Convention; or

(b)	is to be made to an account on a Business Day on which banks are not open for general banking business in the place in which the account is located, then the due date for payment will be the first following day on which banks are open for general banking business in that place, and in either case, the STN Holder is not entitled to any additional payment in respect of that delay.

6.4	Payments in relevant currency

Payments in respect of the STNs shall be made in the currency in which the payments are due.

7	Payments

7.1	Payment of principal

Payments of principal will be made to each person registered at the opening of business on the Payment Date as the holder of an STN.

7.2	Payments to accounts

Payments in respect of STNs will be made:

(a)	if the STNs are held in the Austraclear System, by crediting on the Payment Date, the amount due to:

(i)	the account of Austraclear (as the Holder) in the country of the currency in which the STN is denominated previously notified to the Issuer and the Registrar; or

(ii)	if requested by Austraclear, the accounts of the persons in whose Security Record (as defined in the Austraclear Regulations) an STN is recorded in the country of the currency in which the STN is denominated as previously notified by Austraclear to the Issuer and the Registrar in accordance with the Austraclear Regulations;

81

(b)	if the STNs are held in the Austraclear New Zealand System, by crediting on the Payment Date, the amount due to:

(i)	the account of the Custodian (as the Holder) in the country of the currency in which the STN is denominated previously notified to the Issuer and the Registrar; or

(ii)	if requested by the Custodian, the accounts of the persons in whose Security Record an STN is recorded in the country of the currency in which the STN is denominated as previously notified by the Custodian to the Issuer and the Registrar in accordance with the Austraclear New Zealand Regulations; and

(c)	if the STNs are not held in a Clearing System System, by crediting on the Payment Date, the amount then due under each STN to an account in the country of the currency in which the STN is denominated previously notified by the Holder to the Issuer and the Registrar.

7.3	Payments by cheque

If a Holder has not notified the Registrar of an account to which payments to it must be made by the close of business on the third calendar day before the Maturity Date, payments in respect of the STN will be made by cheque sent by prepaid post on the Business Day immediately before the Payment Date, at the risk of the registered Holder, to the Holder (or to the first named joint Holder of the STN) at its address appearing in the Register at the close of business on that date. Cheques sent to the nominated address of a Holder will be taken to have been received by the Holder on the Payment Date and no further amount will be payable by the Issuer in respect of the STNs as a result of the Holder not receiving payment on the due date.

7.4	Time limit for claims

A claim against the Issuer for any payment under STN is void unless such claim is made within 5 years of the due date.

8	Taxation

All payments of principal and interest in respect of the STNs by the Issuer to a United States Alien will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, except as specified in the Supplement, the Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the STNs in the absence of such withholding or deduction (together, “Additional Amounts”), except that no such Additional Amounts shall be payable with respect to any STN:

(a)	presented for payment in the United States;

(b)	(presented for payment by or on behalf of a Holder who is liable for such taxes or duties in respect of such STN by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such STN;

82

(c)	presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an Additional Amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Date;

(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive;

(e)	where any such tax or duty would not have been so imposed but for the holder’s present or former status as a personal holding company, a foreign personal holding company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

(f)	where such tax or duty would not have been imposed but for the failure of such Holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such STN, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax or duty;

(g)	for any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(h)	for any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal, or interest, on such STN;

(i)	for any tax or duty imposed on interest received by a person described in Section 881(c)(3) or 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto);

(j)	presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the STN to another Paying Agent in a Member State of the European Union; or

(k)	where any combination of clauses (a) to (j) above is applicable.

Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Holders.

83

Part 5 General

9	Agents

9.1	Role of Agents

In acting under an Agency Agreement, each Agent acts solely as agent of the Issuer and does not assume any obligations towards or relationship of agency or trust for or with any Holder.

9.2	Appointment and replacement of Agents

Each initial Agent for the STNs is specified in the applicable Supplement. Subject to Condition 9.4 (“Required Agents”), the Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor.

9.3	Change of Agent

Notice of any change of an Agent or its Specified Offices must promptly be given to the Holders by the Issuer or the Agent on its behalf.

9.4	Required Agents

The Issuer must at all times maintain a Registrar.

10	Variation

Any Condition may be amended by the Issuer without the consent of the Holders if the amendment:

(a)	is of a formal, minor or technical nature;

(b)	is made to correct a manifest error;

(c)	is made to cure any ambiguity or correct or supplement any defective or inconsistent provision and, in the reasonable opinion of the Issuer, is not materially prejudicial to the interests of the Holders; or

(d)	only applies to STNs issued after the date of amendment.

11	Further issues

The Issuer may from time to time, without the consent of the Holders, issue further STNs having the same Conditions as the STNs of any Series in all respects (or in all respects except for their denomination) so as to form a single series with the STNs of that Series.

84

12	Notices

12.1	Notices to Holders

All notices and other communications to the Holders must be in writing and sent by prepaid post (airmail if appropriate) to or left at the address of the Holder (as shown in the Register at the close of business on the day which is 3 Business Days before the date of the notice or communication) and may also be:

(a)	in the case of Australian Domestic STNs, given by an advertisement published in The Australian Financial Review or The Australian;

(b)	in the case of New Zealand Domestic STNs, given by an advertisement published in the New Zealand Herald; or

(c)	if any applicable Supplement specifies an additional or alternate newspaper, given by an advertisement published in that newspaper.

12.2	Notices to the Issuer and the Agents

All notices and other communications to the Issuer or an Agent must be in writing and may be sent by prepaid post (airmail if appropriate) to or left at the Specified Office of the Issuer or the Agent.

12.3	When effective

All notices and communications provided pursuant to clause 12.1 (“Notices to Holders”) and 12.2 (“Notices to the Issuer and the Agents”) take effect from the time they are taken to be received unless a later time is specified in them.

12.4	Receipt - publication in newspaper

If published in a newspaper, a notice or other communication is taken to be received on the first date that publication has been made in all the required newspapers.

12.5	Deemed receipt - postal

If sent by post, notices or other communications are taken to be received three days after posting (or seven days after posting if sent across international borders).

12.6	Deemed receipt - general

Despite clause 12.5 (“Deemed receipt - postal”), if notices or other communications are received after 5.00 pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00 am on the next Business Day.

13	Governing law

13.1	Governing law

The STNs are governed by the law in force in New South Wales.

85

13.2	Jurisdiction

The Issuer submits, and each Holder is taken to have submitted, to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. To the fullest extent permitted by law, the Issuer unconditionally and irrevocably waives any immunity it may have in any legal action, suit or other proceedings relating to the STNs brought in the courts of New South Wales, Australia or the courts of appeal from them.

13.3	Serving documents

Without preventing any other method of service, any document in any action may be served on the Issuer or a Holder by being delivered to, or left at, their registered office or principal place of business .

13.4	Process agent

The Issuer appoints Allens Arthur Robinson Corporate Pty Limited (ABN 50 001 314 512) currently of Deutsche Bank Place, Corner of Hunter & Phillip Streets, Sydney, NSW, 2000, Australia to receive any document referred to in clause 13.3 (“Serving documents”). If for any reason that person ceases to be able to act as such, the Issuer must immediately appoint another person with an office located in the Commonwealth of Australia to receive any such document and promptly notify the Holders of such appointment. The Issuer agrees that the service of documents on the process agent or any other person appointed under this Condition be sufficient service on them.

86